Exhibit 10.5

KOTANEELEE PRODUCTION FACILITIES

CONSTRUCTION, OWNERSHIP AND

OPERATING AGREEMENT

Table of Contents

		Page

ARTICLE I
DEFINITIONS
1.01	Definitions	8

ARTICLE II
EXHIBITS

2.01	Exhibits Attached	11

2.02	Revisions	12

2.03	Corrections	12

2.04	Form of Revised or Corrected Schedules	12

2.05	Form of Revised or Corrected Schedules	12

2.06	Prior Agreements	12

ARTICLE III
PURPOSE OF THE AGREEMENT

3.01	Construction, Ownership and Operation of the Production Facilities	12

ARTICLE IV
SUPERVISION AND CONTROL OF OPERATIONS

4.01	Supervision by Owners	12

4.02	Meetings	13

4.03	Chairman	13

4.04	Voting Procedure	13

4.05	Minutes	14

4.06	Owners Bound by Voting	14

ARTICLE V
POWERS OF THE OPERATING COMMITTEE

5.01	Powers	14

ARTICLE VI
THE OPERATOR

6.01	Initial Operator	15

6.02	Resignation or Removal	15

6.03	Designation of Successor	15

6.04	Takeover of Successor	16

6.05	Accounts Audited When the Operator Changes	16

6.06	No Assignment	16

6.01	Initial Operator	16

6.02	Resignation or Removal	16

6.03	Designation of Successor	16

6.04	Takeover of Successor	16

6.05	Accounts Audited When the Operator Changes	17

6.06	No Assignment	17

ARTICLE VII
PERFORMANCE BY THE OPERATOR

7.01	Status	17

7.02	Prior Arrangements and Agreements made by AO&G	17

7.03	Rights, Powers, Duties and Obligations during Construction	17

7.01	Status	17

7.02	Prior Arrangements and Agreements made by Columbia	17

7.03	Rights, Powers, Duties and Obligations during Construction	18

7.04	Rights, Powers, Duties and Obligations Generally	18

7.05	Employees	19

7.06	Expenditures	19

7.07	Liability of the Operator	19

ARTICLE VIII
COSTS OF CONSTRUCTION AND OPERATIONS

8.01	Production Facilities Account	19

8.02	Division of the Production Facilities Account	19

8.03	Pre-Plant Costs	20

8.04	Basis of Charges to Owners	20

8.05	Forecasts	20

8.06	Advance Billings for Capital Costs, Operating Expenses and Royalties	20

8.07	Regular Billing	21

8.08	Commingling of Funds	21

8.09	Interest on Overdue Accounts	21

8.10	Operator’s Lien and Remedies	21

8.11	Contributions by Owners	21

ARTICLE IX
OWNERSHIP OF THE PRODUCTION FACILITIES

9.01	Ownership and Participation	22

9.02	Capacity and Utilization	22

9.03	Adjustment of Ownership	22

9.04	Adjustment of Investment	22

9.05	Expansion or Alteration of the Plant or Laterals	23

ARTICLE X
TRANSFER, SALES AND ASSIGNMENTS

10.01	Admission of New Owners	23

10.02	Permitted Dispositions of Interests in the Production Facilities	23

10.03	Sale of an Interest in the Production Facilities	23

10.04	Conditions Imposed on Dispositions	24

10.05	Change of Name	24

ARTICLE XI
MEASUREMENT

11.01	Equipment	24

11.02	Unit of Volume and Weight	24

11.04	Determination of Volume	25

11.05	Assumed Atmospheric Pressure	25

11.06	Analysis of Natural Gas and Outside Gas	25

ARTICLE XII
DELIVERY OF NATURAL GAS AND OWNERSHIP OF PROCESSED GAS

12.01	Commitment to Deliver to the Production Facilities	25

12.02	Owner’s Share of Processed Gas and Plant Products	25

12.03	Allocation of Outside Gas Plant Products	26

12.04	Losses in handling or Flaring	26

12.05	Warranty of Owners	26

12.06	Payment of Royalties and Indemnification	26

ARTICLE XIII
EFFECTIVE DATE AND TERM OF AGREEMENT

13.01	Effective Date	26

13.02	Term of Agreement	26

ARTICLE XIV
TERMINATION

14.01	Obligations on Termination	27

14.02	Allocation of Benefits and Costs	27

14.03	Advance of Costs for Reclamation	27

ARTICLE XV
FORCE MAJEURE

15.01	Force Majeure	27

ARTICLE XVI
UNITED STATES TAXES

16.01	United States Tax Provision	28

ARTICLE XVII
MISCELLANEOUS PROVISIONS

17.01	Relationship of the Owners	28

17.02	Interpretation	28

17.03	Number and Gender	28

17.04	Execution in Counterpart	28

17.05	No Partitioning	28

17.06	Laws and Regulations	29

17.07	Time	29

17.08	Applicable Laws	29

17.09	Waivers	29

17.10	Suits	29

17.11	Further Assurances	29

17.12	No Implied Covenants	29

17.13	Notices and Communications	29

17.14	ENUREMENT	31

17.15.	Time of the Essence	31

KOTANEELEE PRODUCTION FACILITIES
CONSTRUCTION, OWNERSHIP AND OPERATING AGREEMENT

THIS AGREEMENT made and entered into as of the Effective Date by and among the Parties who duly execute and deliver counterparts of this Agreement.

WHEREAS the Parties have a right to produce petroleum substances from lands in the Yukon Territory, Canada, within the Kotaneelee Area and have the right to produce Natural Gas therefrom;

AND WHEREAS the Parties have constructed the Production Facilities to transport Natural Gas to the Plant for processing to obtain Processed Gas and Plant Products, and wish to make and confirm all arrangements among them in respect of the Production Facilities and continued ownership, operation and maintenance thereof;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of these premises and the mutual covenants herein contained, the Parties hereto agree as follows:

ARTICLE I
DEFINITIONS

1.01	Definitions
In this Agreement, including this Article, the recitals and Exhibits hereto:

(a)	“Accounting Procedure" means the accounting procedure set forth and contained in Exhibit "C";

(b)	“Affiliate” means a Person fulfilling one of the following requirements.

(i)	a Person controlling an Owner or Owners;

(ii)	a Person controlled by an Owner or Owners;

(iii)	a Person controlling a Person that also controls or is controlled by an Owner or Owners; and

(iv)	a Person controlled by a Person that also controls or is controlled by an Owner or Owners,

and in this regard, control means control in any manner that results in control in fact, whether direct or indirect, and whether by the ownership of shares, legal or equitable voting interests of trusts, through representation on the board of directors or other governing body or otherwise, and whether arising by contract or otherwise;

(c)	“Agreement” means this agreement and all Exhibits and attachments hereto;

(d)	"Capacity" means in respect of the Plant and Gathering System or any Laterals as the case may be, the capacity of the same established from time to time by the Operating Committee;

(e)	"Capital Costs" means capital costs as described in Article VIII:

(f)	"AO&G" means Anderson Oil & Gas Inc.;

(i)	a Person controlling an Owner or Owners;

(ii)	a Person controlled by an Owner or Owners;

(iii)	a Person controlling a Person that also controls or is controlled by an Owner or Owners; and

(iv)	a Person controlled by a Person that also controls or is controlled by an Owner or Owners,

and in this regard, control means control in any manner that results in control in fact, whether direct or indirect, and whether by the ownership of shares, legal or equitable voting interests of trusts, through representation on the board of directors or other governing body or otherwise, and whether arising by contract or otherwise;

(c)	“Agreement” means this agreement and all Exhibits and attachments hereto;

(d)	"Capacity" means in respect of the Plant and Gathering System or any Laterals as the case may be, the capacity of the same established from time to time by the Operating Committee;

(e)	"Capital Costs" means capital costs as described in Article VIII:

(f)	"Columbia" means Columbia Gas Development of Canada Ltd.

(g)
“Common Facilities" means all support facilities, other than the Plant and Gathering System, utilized for the Operations, including those. facilities described in Exhibit "B-3" and any other facilities approved from time to time by the Operating Committee;

(h)	“Delivery Point for Processed Gas" means the point of delivery of Processed Gas at or near the Plant at which the facilities of the relevant purchaser or carrier are connected to the Plant;

(i)	“Effective Date” means the time and date referred to in Article XIII;

(j)	“Execution Date" means the date when the last of the Owners of record as of June 1, 1990 executes and delivers this Agreement;

(k)
“Excess Capacity” means, in respect of the Plan, Gathering System or any Laterals, as the case may be, the capacity thereof determined by subtracting the Utilization from the Capacity and, in respect of a particular Owner, means the capacity thereof determined by subtracting such Owner’s Utilization from that Owner’s Production Facilities Participation share of the Capacity;

(l)	“Exhibits" means the Exhibits described in Clause 2.01;

(m)	“Expenditure Limit” means the expenditure limit as defined in paragraph 1.01(d) of the Accounting Procedure;

(n)	“Expenditures” means Capital Costs, Variable Operating Costs and Fixed Operating Costs as the same are described in Article VIII;

(o)	“Fixed Operative Costs" means fixed operating costs as described in Article VIII;

(p)	“Functional Unit" means a functional unit of the Common Facilities as described in Exhibit "B-3";

(q)
“Gathering System" means the facilities utilized for gathering and transporting Natural Gas or Outside Gas from the downstream flange of the wing valve of each Well to the upstream flange of the inlet facilities of the Plant for processing, including but not limited to the Laterals and the facilities described in Exhibit "B-3";

(r)	“Initial Production Facilities Construction" means construction of the Production Facilities completed on or before the execution of this Agreement;

(s)	“Kotaneelee Area" means the lands located in the Yukon Territory of Canada outlined in red on Exhibit "B-1";

(t)
“Lateral" means a portion of the Gathering System which is utilized in whole or in part to gather and deliver Natural Gas or Outside Gas in a common stream from a Well or Wells to the Plant Inlet for Natural Gas, and which is identified on Exhibit "B-4" by roman numeral designation;

(u)
“Leases" means the Federal Crown petroleum and natural gas leases, or any other documents of title, and any amendments or substitutions thereto or therefore, pursuant to which an Owner's Natural Gas or  Outside Gas is produced from the Kotaneelee Area, including without limitation leases numbered 411, 412, 442-R, 443-R and 444-R;

(v)	“Natural Gas" means any unprocessed natural gas produced from within the Kotaneelee Area which is owned by any of the Owners and which meets the specifications set forth in Exhibit "E";

(w)	“Non-Owner” means a Person whom is not an Owner;

(x)	“Non-Saleable Gas” means any gas or other substances used as fuel for the Operations, or that is unavoidably lost;

(y)	“Operating Committee” means the committee of the authorized representatives of the Owners appointed pursuant to Article V;

(z)	“Operating Costs" means collectively, Variable Operating Costs and Fixed Operating Costs;

(aa)	“Operations" means all operations conducted or otherwise associated with operation of the Production Facilities or any of them by or on behalf of the Operator;

(bb)	“Operator" means the Owner who is so designated from time to time in accordance with Article VI;

(cc)	“Outside Gas" means any unprocessed natural gas other than Natural Gas and which meets the specifications set forth in Exhibit “E”;

(dd)	“Owner" means a Party to this Agreement having a Production Facilities Participation in all or any portion of the Production Facilities;

(ee)	“Party” means any party who executes and delivers a counterpart of this Agreement to the Operator;

(ff)	“Person" means an individual, firm, corporation, partnership or other legal entity;

(gg)	“Plant” means the gas plant and all related facilities, utilized to process Natural Gas and Outside Gas, including but not limited to the facilities described in Exhibit "B-3";

(hh)	“Plant Inlet for Natural Gas" means the inlet header of the Plant at which point the gas gathering facilities are connected thereto;

(ii)	“Plant Outlet for Processed Gas" means the outlet header of the Plant where Processed Gas passes into the transmission line leading to the Delivery Point for Processed Gas;

(jj)
“Plant Products" means all substances which are recovered from Natural Gas and Outside Gas and are made available for delivery from the Plant, including but not limited to ethane, propane, butanes and pentanes plus, or any mixture thereof, but excluding Processed Gas and Non-Saleable Gas;

(kk)
“Processed Gas" means that portion of the Natural Gas or Outside Gas after it has been processed through the Plant which meets the specifications for Processed Gas set forth in Exhibit “E”, and that is available for delivery at the Delivery Point for Processed Gas;

(ll)
“Production Facilities" means the Plant, Gathering System and Common Facilities, constructed or to be constructedfrom time to time in accordance with the terms and conditions of this Agreement for the benefit and at the risk of the Owners;

(mm)	“Production Facilities Account" means the account established by the Operator in accordance with Article VIII;

(nn)
“Production Facilities Participation" means the percentage ownership interest in the Production Facilities of the Owners set forth in Exhibit "A", as the same may be amended from time to time in accordance with the terms and conditions of this Agreement;

(oo)
“Regulations" means all statutes, laws, rules, orders, directives and regulations in effect from time to time and made by any governmental agency or authority having jurisdiction over the Kotaneelee Area, the Leases, the Production Facilities or the Operations;

(pp)	“Royalties" means any royalties payable to the Crown in right of Canada, or any authorized agent thereof, pursuant to the terms and conditions of the Leases or the Regulations;

(qq)	“Settlement Limit" means the settlement limit as defined in paragraph l.0l(m) of the Accounting Procedure;

(rr)
“Subsequent Production Facilities Construction" means any construction of any modifications or alterations of the Production Facilities, whether by enlargement or otherwise, commencing after execution of this Agreement;

(ss)
“Supplies" means all chemical or other substances for use or consumption in the Operations (including, but not limited to, glycol, methanol, water treatment chemicals and all lubricants), spare parts and equipment used to replace or repair items of equipment and other materials;

(tt)
“Utilization" means the capacity of the Plant, Gathering System or a Lateral, as the case may be, actually utilized by the Owners from time to time, and in respect of a particular Owner, means the capac!ty thereof actually utilized by that Owner from time to time;

(uu)	“Variable Operating Costs” means variable operating costs as dscribed in Article VIII;

(vv)	“Weights and Measures Act" means the Weights and Measures Act, S.C. 1970-71-72, c.36, as amended, and

(ww)	“Wells" means the wells as identified and set forth in Exhibit "A-2" and any other wells tied into the Gathering System.

ARTICLE II
EXHIBITS

2.01                   Exhibits Attached

The following Exhibits are attached to and by this reference incorporated in this Agreement:

(a)	Exhibit “A-1” -	Identification of Owners and the Owners’ Production Facilities Participations;
(b)	Exhibit “A-2” -	List of Wells and Well Ownership;
(c)	Exhibit “B-1” -	Map of the Kotaneelee Area;
(d)	Exhibit “B-2” -	Map identifying the location of the Production Facilities;
(e)	Exhibit “B-3” -	Description of the Production Facilities and identification of the initial Wells;
(f)	Exhibit “B-4” -	Detailed map of the location of the Plant, Gathering System and certain of the Common Facilities;
(g)	Exhibit “C” -	Accounting Procedure – Production Facilities Operations
(h)	Exhibit “D” -	Insurance; and
(i)	Exhibit “E” -	Gas specifications

2.02                   Revisions

(a)
The Exhibits hereto shall be revised from time to time by the Operator at the direction of the Operating Committee pursuant to Clause 4.04 which direction shall specify the effective date of any such revision. Exhibit "A" shall be revised from time to time to reflect changes made in accordance with Articles IX or X.

(b)	Operator shall, forthwith upon revision of any Exhibit, supply each Owner with copies thereof.

2.03                   Corrections

If any mistake or mechanical error occurs in an Exhibit, the Operator may, or at the direction of the Operating Committee shall, prepare a corrected Exhibit and supply each Owner with copies thereof. Any correction made hereunder shall be retroactive to the Effective Date of this Agreement if made within ninety (90) days after the execution of this Agreement, and thereafter such corrections shall be effective on the date specified by the Operating Committee.

2.04                   Form of Revised or Corrected Schedules

Exhibits that are revised or corrected shall show the effective date of the revision or correction and shall be numbered consecutively.

2.05                   Form of Revised or Corrected Schedules

If there are any conflicts between the provisions of this Agreement and any of the Exhibits (or anything contained in an Exhibit or attachments thereto) the provisions of this Agreement shall prevail.

2.06                   Prior Agreements

The rights and obligations of the Owners hereunder in respect of the ownership and utilization of the Production Facilities shall be subject to any prior binding agreements between Canada Southern Petroleum Ltd., Magellan Petroleum Corporation and Pantapec International, Inc. and the Owners and their respective predecessors, successors and assigns, insofar as such agreements pertain to the subject matter hereof.

ARTICLE III
PURPOSE OF THE AGREEMENT

3.01                   Construction, Ownership and Operation of the Production Facilities

The Owners have constructed or caused to be constructed the Production Facilities for the purpose of transporting Natural Gas from the Wells to the Plant and for the processing of Natural Gas to obtain Processed Gas and Plant Products.  The purpose of this Agreement is to confirm existing arrangements made among the Owners, without prejudice to the respective rights and obligations of the Owners otherwise provided for herein, and to provide for the ownership, operation and maintenance of the Production Facilities.

ARTICLE IV
SUPERVISION AND CONTROL OF OPERATIONS

4.01                   Supervision by Owners

The Owners have formed or shall form an Operating Committee to supervise and control the Operations. Each Owner shall notify the Operator in writing of the names and addresses of its representative, and one (1) or more alternates, all of whom shall be authorized to represent and bind the Owner at meetings of the Operating Committee. An Owner may change any of its appointed representatives at any time and from time to time by written notice to the Operator.  Two (2) or more Owners may appoint the same person as their representative who shall, except in respect of Affiliates, cast a separate vote for each such Owner.

4.02                   Meetings

All meetings for the purpose of considering and acting upon any matter pertaining to the Operations may be called by the Operator on its own motion, or shall be called at the request of one (1) or more Owners having Production Facilities Participations totaling five (5%) percent or more, and the date for meetings requested by such Owner or Owners shall be set and the Owners notified by the Operator within thirty (30) days of the request.  At least ten (10) clear days advance written notice of each meeting with agenda attached shall be given to the Owners unless the representatives of all Owners waive in writing their right to notice in the manner required.  The agenda shall provide a reasonable level of detail for the matters to be discussed at the meeting.  Matters not on the agenda shall not be voted upon at a meeting unless the representatives of all Owners having Production Facilities Participations equal to one hundred (100%) percent, whether or not they are present at the meeting, unanimously agree to add such matters to the agenda for consideration at the meeting.

4.03                   Chairman

The representative of the Operator shall be chairman of each meeting.

4.04                   Voting Procedure

The Owners, through their representatives, shall act upon and determine all matters coming before them as follows:

(a)	Voting Interest

Except as otherwise provided in this Agreement, in voting on any matter, each Owner shall have a voting interest equal to its Production Facilities Participation.  Owners that are Affiliates shall be entitled to one (1) vote only which shall be a vote of their combined voting interest.

(b)	Vote Required – Generally

Except as otherwise provided in this Agreement, the Operating Committee shall act upon and determine all matters coming before it with respect to this Agreement by the affirmative vote of two or more of the Owners having voting interests totaling sixty (60%) percent or more; but if an Owner having a voting interest of not less than forty (40%) percent and not more than fifty (50%) percent is the only one voting negatively, the matter shall nonetheless be deemed to be carried, even though the voting interests of the Owners voting affirmatively total less than sixty (60%) percent.

(c)	Vote Required – Special Matters

(i)
Removal of the Operator – The Operator may only be removed by the affirmative vote of the Owners having voting interests totalling ninety-five (95%) percent or more of the voting interests determined by excluding the voting interest of the Operator and its Affiliates, but for the purposes hereof, paragraph (e) of this Clause shall not. apply.

(ii)
Alteration of Plant, Gathering System or Lateral Capacity – Matters in respect of alteration of Plant, Gathering System or Lateral Capacity shall be determined by the affirmative vote of three (3) or more Owners having voting interests totaling eighty (80%) percent or more; but if an Owner having a voting interest of not less than twenty (20%) percent and not more than fifty (50%) percent is the only one voting negatively, the matter shall nonetheless be deemed to be carried, even though the voting interests of the Owners voting affirmatively total less than eighty (80%) percent.

(iii)
Addition of Non-Owners as Owners – The Operating Committee may approve the terms and conditions whereby a Non-Owner may become an Owner fy the affirmative vote of three (3) or more Owners having voting interests totaling eight (80%) percent or more, but if an Owner having a voting interest or not less than twenty (20%) percent and not more than fifty (50%) percent is the only one voting negatively, the matter shall nonetheless be deemed to be carried, even though the voting interests of the Owners voting affirmatively total less than eighty (80%) percent.

(iv)
Termination – This Agreement may be terminated in accordance with Article XIV by the affirmative vote of three (3) or more Owners, having voting interests totaling ninety-five (95%) percent or more, but if an Owner having a voting interest of not less than five (5%) percent and not more than fifty (50%) percent is the only one voting negatively, the matter shall nonetheless be deemed to be carried, even though the voting interests of the Owners voting affirmatively total less than ninety-five (95%) percent.

(v)
Amendment of Exhibits – The Exhibits or each of them may be amended by the affirmative vote of three (3) or more Owners having voting interests totaling eighty (80%) percent or more, but if an Owner having a voting interest of not less than twenty (20%) percent and not more than fifty (50%) percent is the only one voting negatively, the matter shall nonetheless be deemed to be carried, even though the voting interest of the Owners voting affirmatively total less than eighty (80%) percent.

(d)	Vote by Absentee

(i)	An Owner not represented at a meeting may vote on any matter included in the agenda by prior written notice to the Operator.

(ii)
The Operator may, without calling for a meeting, call for a vote on any matter by submitting same with reasonable details to each Owner by notice in the form of a mail ballot.  Unless, within twelve (12) days after receipt of the notice, an Owner requests that a meeting be called to consider the matter and the Operator calls such a a meeting, each Owner shall submit its vote by notice to be received by the Operator within twenty (20) days from the date of receipt by the Owner of the Operator’s notice, receipt thereof being determined in accordance with Clause 17.13.  The Operator shall promptly notify each Owner of the results of the vote taken.

(e)	Failure to Vote

Any Owner who does not vote or abstains from voting on any matter shall be deemed conclusively to have voted affirmatively, but in recording the vote, the Owner shall be shown as having been present and abstained or been absent or failed to vote pursuant to subparagraph 4.04(d)(ii), as the case may be.

4.05                   Minutes

The Operator shall keep minutes of the proceedings of each meeting of the Operating Committee, and a copy thereof shall be forwarded to each Owner.  The minutes shall include the names of the representatives present, the Owners they represent and any formal action taken by the Operating Committee.  Minutes shall be deemed to be correct as distributed unless notice of any errors or omissions is received by the Operator within twenty (20) days of the date on which the minute are mailed to the Owners.

4.06                   Owners Bound by Voting

The determination of a matter by the vote of the Operating Committee in accordance with the provisions of this Agreement shall be binding upon all of the Owners, except in the circumstances outlined in paragraph 9.05(b).

ARTICLE V
POWERS OF THE OPERATING COMMITTEE

5.01                   Powers

The Operating Committee shall exercise overall supervision and control of and shall determine all matters arising under or which are left to it by this Agreement.  The matters to be passed and decided upon by the Operating Committee include, but are not limited to, the following:

(a)	the approval of the design of the Production Facilities;

(b)	the approval of modifications and alterations of the Production Facilities;

(c)	the establishment, except in the circumstances where Clauses 10.02 or 10.03 apply, of the terms and conditions whereby a Non-Owner may become an Owner;

(d)	the approval of enlargements or other designations of the Kotaneelee Area;

(e)	the approval of expenditures in excess of the Expenditure Limit;

(f)	the selling or otherwise disposing of any item of surplus material or equipment having in either case a current new price in excess of the Expenditure Limit;

(g)
the designation of any representatives that are to appear before any court or regulatory body considering matters pertaining to the Production Facilities or the Operations, but such designation shall not prevent any Owner from having its own representative appear on its own behalf;

(h)
the appointment of auditors and the settlement of any questions, or the approval or disapproval of any recommendations, based upon or arising out of any audit of the Operator’s books and records, and the approval or the auditors’ fees

(i)	the taking of periodic inventories pursuant to the Accounting Procedure;

(j)	the appointment or designation of committees or subcommittees to study any problem in connection with the Production Facilities or the Operations;

(k)	the approval of such tests as are necessary to allocate Processed Gas and Plant Products;

(l)	the removal of the Operator and the designation of a successor;

(m)	the approval of terms and conditions pursuant to which Outside Gas may be accepted into the Production Facilities for transportation to and processing through the Plant;

(n)	the determination of Capacity from time to time;

(o)	the approval of the Operator’s forecasts required by Clause 805;

(p)	the terms and conditions upon which an Owner may access another Owner’s excess capacity;

(q)	any fees to be charged for utilization of the Production Facilities; and

(r)	generally all matters of policy which may arise from time to time in respect to the Production Facilities and Operations.

ARTICLE VI
THE OPERATOR

6.01                   Initial Operator

The Owners hereby designate AO&G as initial Operator and AO&G hereby agrees to act as such in accordance with the terms and conditions of the Agreement.

6.02                   Resignation or Removal

The Operator may resign at any time by giving ninety (90) days written notice to the Owners.  The Operator may be removed by a vote of the Operating Committee pursuant to subparagraph 4.04(c)(i).  An Operator who resigns or is removed shall continue to have all its rights, powers, duties and obligations as the Operator hereunder until 8:00 a.m. on the 1st day of the month immediately following the month in which the said ninety (90) days expires, or until a successor Operator has taken over the Operations hereunder, whichever is the earlier.  If the Operator becomes bankrupt or insolvent or ceases to be an Owner, it shall thereupon cease to be the Operator.

6.03                   Designation of Successor

If, in accordance with Clause 6.02, the Operator resigns or is removed or ceases to be the Operator, an Owner shall forthwith be designated by the Operating Committee as the successor Operator,  In voting on the successor, an Operator may not vote to succeed itself.

6.04                   Takeover of Successor

Upon the effective time of a resignation, removal or cessation, the departing Operator shall turn over to its successor, or if not successor has been designated, to the Owners or to any one of them on behalf of all, control and possession of the Production Facilities, all Supllies on hand, all documents, books, records and accounts (or copies thereof) pertaining to the performance of its functions as the Operators, together with all monies held by it on behalf of the other Owners in its capacity as the Operator.  Upon the transfer and delivery thereof, the departing Operator shall be released and discharged from, and the successor Operator, Owner or Owners shall assume, all duties and obligations of the Operator except the unsatisfied duties and obligations of the departing Operator accrued prior to the effective date of the change of the Operator and for which the departing Operator shall, notwithstanding any such release or discharge, continue to remain liable.  If the title to any real property included in the Plant is held in the name of the departing Operator, it shall transfer such property to the successor Operator in trust for the Owners unless otherwise directed by the Operating Committee.

6.05                   Accounts Audited When the Operator Changes

Within sixty (60) days of the effective date of an Operator’s resignation, removal or cessation as the Operator, the Operating Committee shall cause an audit to be made of the records of the Production Facilities Account maintained by the departing Operator.  The cost of such audit shall be for the Production Facilities Account.

6.06                   No Assignment

The Operator shall not assign or otherwise dispose of its operating rights or obligations under this Agreement except as provided for herein or as may be authorized by the Operating Committee from time to time.

ARTICLE VI
THE OPERATOR

6.01                   Initial Operator

The Owners hereby designate Columbia as initial Operator and Columbia hereby agrees to act as such in accordance with the terms and conditions of the Agreement.

6.02                   Resignation or Removal

The Operator may resign at any time by giving ninety (90) days written notice to the Owners.  The Operator may be removed by a vote of the Operating Committee pursuant to subparagraph 4.04(c)(i).  An Operator who resigns or is removed shall continue to have all its rights, powers, duties and obligations as the Operator hereunder until 8:00 a.m. on the 1st day of the month immediately following the month in which the said ninety (90) days expires, or until a successor Operator has taken over the Operations hereunder, whichever is the earlier.  If the Operator becomes bankrupt or insolvent or ceases to be an Owner, it shall thereupon cease to be the Operator.

6.03                   Designation of Successor

If, in accordance with Clause 6.02, the Operator resigns or is removed or ceases to be the Operator, an Owner shall forthwith be designated by the Operating Committee as the successor Operator,  In voting on the successor, an Operator may not vote to succeed itself.

6.04                   Takeover of Successor

Upon the effective time of a resignation, removal or cessation, the departing Operator shall turn over to its successor, or if not successor has been designated, to the Owners or to any one of them on behalf of all, control and possession of the Production Facilities, all Supllies on hand, all documents, books, records and accounts (or copies thereof) pertaining to the performance of its functions as the Operators, together with all monies held by it on behalf of the other Owners in its capacity as the Operator.  Upon the transfer and delivery thereof, the departing Operator shall be released and discharged from, and the successor Operator, Owner or Owners shall assume, all duties and obligations of the Operator except the unsatisfied duties and obligations of the departing Operator accrued prior to the effective date of the change of the Operator and for which the departing Operator shall, notwithstanding any such release or discharge, continue to remain liable.  If the title to any real property included in the Plant is held in the name of the departing Operator, it shall transfer such property to the successor Operator in trust for the Owners unless otherwise directed by the Operating Committee.

6.05                   Accounts Audited When the Operator Changes

Within sixty (60) days of the effective date of an Operator’s resignation, removal or cessation as the Operator, the Operating Committee shall cause an audit to be made of the records of the Production Facilities Account maintained by the departing Operator.  The cost of such audit shall be for the Production Facilities Account.

6.06                   No Assignment

The Operator shall not assign or otherwise dispose of its operating rights or obligations under this Agreement except as provided for herein or as may be authorized by the Operating Committee from time to time.

ARTICLE VII
PERFORMANCE BY THE OPERATOR

7.01                   Status

The Operator shall, in addition to its rights, powers, duties and obligations as the Operator have all the rights, powers, duties and obligations of an Owner.

7.02                   Prior Arrangements and Agreements made by AO&G

(a)
The Owners hereby acknowledge that prior to the execution of this Agreement, AO&G has contracted with various third parties for Initial Production Facilities Construction (including design) and the Operations on behalf of the Owners.  The Owners hereby acknowledge and agree that the commitments, covenants, obligations, duties, responsibilities, rights and agreements made by or on behalf of AO&G pursuant to such contractual arrangements were made and assumed by AO&G as the Operator on behalf of itself and all of the other Owners.

(b)
Notwithstanding the provisions of paragraph 7.02(a), the Owners shall have all rights provided them by this Agreement between the Effective Date and the Execution Date, and nothing contained in this Clause 7.02 shall release AO&G from any acts or omissions which would constitute gross negligence or wilful or wanton misconduct on its part.

7.03                   Rights, Powers, Duties and Obligations during Construction

(a)	During Initial Production Facilities Construction or Subsequent Production Facilities Construction, the Operator shall:

ARTICLE VII
PERFORMANCE BY THE OPERATOR

7.01                   Status

The Operator shall, in addition to its rights, powers, duties and obligations as the Operator have all the rights, powers, duties and obligations of an Owner.

7.02                   Prior Arrangements and Agreements made by Columbia

(a)
The Owners hereby acknowledge that prior to the execution of this Agreement, Columbia has contracted with various third parties for Initial Production Facilities Construction (including design) and the Operations on behalf of the Owners.  The Owners hereby acknowledge and agree that the commitments, covenants, obligations, duties, responsibilities, rights and agreements made by or on behalf of Columbia pursuant to such contractual arrangements were made and assumed by Columbia as the Operator on behalf of itself and all of the other Owners.

(b)
Notwithstanding the provisions of paragraph 7.02(a), the Owners shall have all rights provided them by this Agreement between the Effective Date and the Execution Date, and nothing contained in this Clause 7.02 shall release Columbia from any acts or omissions which would constitute gross negligence or wilful or wanton misconduct on its part.

7.03                   Rights, Powers, Duties and Obligations during Construction

(a)	During Initial Production Facilities Construction or Subsequent Production Facilities Construction, the Operator shall:

(i)	commence or cause to be commenced the construction by contract with a third party or parties for the performance of all or any part of such work or undertaking;

(ii)	supervise the construction and assure that the same is conducted with due diligence in accordance with the plans and specifications approved by the Operating Committee;

(iii)	complete the construction in accordance with the aforementioned plans and specifications;

(iv)	employ operating personnel for on-site training and familiarization prior to the commencement of start-up operations, provided however, that such training period shall not exceed ninety (90) days;

(v)
have direct charge and supervision of all matters arising under relevant construction contracts and during the actual construction work and, in the absence of specific instructions from the Operating committee, shall deal with such matters as would a prudent plant operator under the same or similar circumstances; and

(vi)	furnish to each Owner, within thirty (30) days after the end of each month, reports showing the progress of the construction work, costs incurred, and budgeted expenditures for the month.

(b)	Each Owner shall have the right, at all reasonable times and at its sole risk, cost and expense, to inspect and observe the construction work.

7.04                   Rights, Powers, Duties and Obligations Generally
Subject to the provisions of this Agreement and any orders, directions and limitations given or imposed from time to time by the Operating Committee, the Operator shall conduct or cause to be conducted all the Operations.  In the absence of any specific instructions from the Operating Committee, the Operator shall conduct or cause to be conducted such Operations that a prudent plant operator would conduct or cause to be conducted under the same or similar circumstances.  Without limiting the generality of the foregoing, the Operators shall:

(a)	prepare and submit all necessary reports relating to the Operations to the appropriate governmental agencies;
(b)
keep within Alberta true and correct books, accounts and records of the Operations and extend to the Owners at all reasonable times the right to examine and inspect the same and to make extracts and copies thereof;

(c)
furnish to each Owner on or before the 25th day of each calendar month, a statement for the preceding calendar month of the amount and ownership of Natural Gas and Outside Gas received at the Plant Inlet for Natural Gas, the amount of such Natural Gas and Outside Gas handled in the Plant, the amount and ownership of Processed Gas and Plant Products, the amount of Processed Gas shipped or delivered from the Plant for the account of each Owner or any third party and such other data and information as may be necessary for the proper accounting and settlement among the Parties concerned;

(d)
consult with the Owners and keep them advised of all matters arising in connection with the Operations which the Operator considers important, or which the Operating Committee reasonably considers important and so advises the Operator;

(e)	furnish to each Owner such reports as the Operating Committee may reasonably require and so direct from time to time;
(f)
make, for and on behalf of all Owners, application for any and all approvals or orders of governmental bodies, agencies or other duly constituted authorities having jurisdiction, which are necessary or convenient for the purposes of this Agreement and the Operations;

(g)	conduct all Operations in a good and workmanlike manner in accordance with good operating and environmental practices and in accordance with all applicable laws, orders, rules and regulations;
(h)
take all reasonable steps as may be necessary to keep the Production Facilities free and clear from all liens and encumbrances occasioned by the Operations, except the Operator’s lien provided for in Clause 8.10, and except liens being contested by the Operator in good faith;

(i)
comply with, and require its contractors and their subcontractors to comply with, applicable Worker’s Compensation legislation, and further require its contractors and their subcontractors to carry such insurance for the benefit of the Owners in such amounts as the Operator shall deem necessary. The Operator shall carry the insurance set forth in Exhibit "D" for the Production Facilities Account;

(j)	prepare and submit to the Owners for approval the forecasts required by Clause 8.05;
(k)
subject to the terms and conditions of this Agreement, pay and discharge promptly for and on behalf of the Owners all costs, expenses and taxes, other than income or similar taxes, incurred or required to be paid in connection with the Operations;

(l)
let contracts for the conduct of portions of the Operations on a competitive basis, or use its own facilities and equipment for such Operations and charge for the use of same in accordance with the Accounting Procedure; and

(m)	extend to each Owner, at its sole cost, risk and expense, the right to examine and inspect the Production Facilities at all reasonable times.

7.05                   Employees

The number, selection, hours of labour and remuneration of persons employed and used by the Operator in conducting the Operations shall be determined by the Operator, and such persons shall be the employees solely of the Operator.

7.06                   Expenditures

The Operator shall not make or incur any expenditure for the Production Facilities Account without the prior approval of the Owners, except:

(a)	expenditures for single undertakings, the totalestimated cost of which are not in excess of the Expenditure Limit;
(b)	expenditures which it deems necessary in emergencies to protect 1 i ves or property, but if it makes any such expenditure, it shall promptly advise the Owners; and
(c)	expenditures not in excess of the Settlement Limit for the full settlement of each separate damage claim arising out of or in any way associated with the Operations.

7.07                   Liability of the Operator

The Operator, its servants, agents and employees shall not be liable to the Owners for any loss or damage suffered by the Owners resulting or arising from the Operations, except when and to the extent that such loss or damage results from the gross negligence or wilful or wanton misconduct of the Operator, its servants, agents or employees. Each Owner, in proportion to its Production Facilities Participation, agrees to indemnify and hold harmless the other Owners, the Operator and its servants, agents and employees, against any claim of, or liability to, any third Person resulting from acts or omissions of the Operator, its servants, agents or employees in respect of the Operations, provided that the losses, damages, claims and liabilities so indemnified by each Owner shall be reduced to the extent of any insurance proceeds paid to or on behalf of the Operator, and provided further that the Operator shall not be indemnified or held harmless by the Owners for any loss, damage, claim or liability resulting from the gross negligence or wilful or wanton misconduct of the Operator, its servants, agents or employees. For purposes of this Clause, an act or omission of the Operator, its servants, agents or employees shall be deemed not to constitute gross negligence or wilful or wanton misconduct if such act or omission is done or omitted pursuant to the instructions of, or with the concurrence of, the Operating Committee or the Owners. Notwithstanding anything herein contained to the contrary, in no circumstances shall the Operator or any Owner be liable for any indirect or consequential damages or losses, including but not limited to any loss of profits, lost production, reservoir loss or damage or business interruption or losses the Operator or any such Owner may suffer or incur, arising out of or in any way relating to Operations; and the obligation of the Owners to indemnify the Operator pursuant to this Clause 7. 07 shall include but not be limited to any liability the Operator may have to any third Person for indirect or consequential losses or damages arising out of or in any way relating to Operations.

ARTICLE VIII
COSTS OF CONSTRUCTION AND OPERATIONS

8.01                   Production Facilities Account

The Operator shall set up the Production Facilities Account and, except as otherwise provided herein, all proper costs and expenses incurred by the Operator in connection with the Operations, Initial Production Facilities Construction and Subsequent Production Facilities Construction in accordance with this Agreement and the Accounting Procedure shall be for the Production Facilities Account.

8.02                   Division of the Production Facilities Account

The Production Facilities Account, and all statements forwarded by the Operator to the Owners with respect thereto, shall be divided into the following categories:

(a)	"Capital Costs" which includes all capital expenditures including costs incurred for construction;
(b)	"Fixed Operating Costs" which includes all fixed operating costs including costs incurred in respect of property taxes, surface rentals, fire and public liability or other insurance; and
(c)	"Variable Operating Costs" which includes all variable operating costs including costs incurred in respect of testing, operating, repair and maintenance.

8.03                   Pre-Plant Costs

Any and all expenses which would have been for the Production Facilities Account under this Agreement incurred prior to the Execution Date, including but not limited to Production Facilities site acquisition costs, soil analysis, water supply development costs and Plant engineering costs shall be for the Production Facilities Account. All billings, charges, credits and accounting for such expenses and Expenditures shall be made, determined and paid in accordance with this Agreement and the Accounting Procedure.

8.04                   Basis of Charges to Owners

(a)
Except as otherwise provided in Operator shall initially pay this Agreement, and discharge the all Expenditures incurred for the Production Facilities Account. Each Owner shall reimburse the Operator for Capital Costs and_Fixed Operating Costs in proportion to that Owner's Production Facilities Participation and for Variable Operating Costs in the proportion that the Owner's share of Natural Gas and Outside Gas processed through the Plant each month bears to the total Natural Gas and Outside Gas processed through the Plant in such month. All billings, charges, credits and accounting for costs and expenses shall be in accordance with the Accounting Procedure and issued or made on a monthly basis in accordance with Clauses 8. 06 and 8. 07. Any dispute as to the proper allocation of costs hereunder shall be referred to the Operating Committee for their decision which shall be absolute and final for all purposes.

(b)
Prior to the commencement of production, and prior to the commencement of each successive twelve (12) month period thereafter, the Operator shall consult with all Owners to the extent necessary to establish a forecast of Natural Gas and Outside Gas anticipated to be transported through the Gathering System and processed at the Plant for each Owner during the next ensuing twelve (12) month period, which forecast shall form the basis of the allocation of Variable Operating Costs to the Owners. Except with respect to the initial twelve (12) month period of production, the forecast for each Owner shall be based on actual Natural Gas and Outside Gas delivered by such Owner to the Plant during the immediately preceding twelve (12) month period, unless such Owner indicates its anticipated deliveries are expected to vary by more than five ( 5%) percent over the forecast period, and if so, the Operator will adjust the forecast for such Owner accordingly.

(c)
During each month of production, each Owner shall reimburse the Operator for Variable Operating Costs incurred during the month in the proportion that the forecast of production of Natural Gas and Outside Gas for such Owner bears to the total forecast of production of Natural Gas and Outside Gas for all Owners.

(d)
Within ninety (90) days after the end of each calendar year, the Variable Operating Costs incurred during such year shall be redistributed and allocated to the Owners in the proportion .that the actual volumes of Natural Gas and Outside Gas delivered to the Plant by each Owner during the period bears to the total volume of Natural Gas and Outside Gas delivered to the Plant by all Owners during the period.

8.05                   Forecasts

The Operator shall prepare an initial forecast covering estimated Expenditures for the first year or portion thereof of the term of this Agreement and, on or before the 1st day of November for each subsequent year, annual forecasts of Expenditures for the next twelve (12) month period ending on the 31st day of December. The annual forecast shall set forth separate estimates for Capital Costs and Operating Costs for quarterly periods beginning on the 1st day of January, the 1st day of April, the 1st day of July and the 1st day of October. If the Operating Committee does not approve a forecast or any portion thereof, such forecast or the portion thereof not approved shall be revised by the Operator within thirty (30) days in accordance with the instructions of the Operating Committee. A copy of each forecast and revised forecast shall be promptly furnished to each Owner. Approval of any forecast or revised forecast shall constitute approval of the Expenditures set forth therein, provided however, that notwithstanding such approval, the Operator shall not make any expenditure for any single undertaking estimated to cost more than the Expenditure Limit without the prior approval of the Operating Committee.

8.06                   Advance Billings for Capital Costs, Operating Expenses and Royalties

Notwithstanding any provisions in this Agreement to the contrary, the Operator may, at its election and in lieu of itself initially advancing Expenditures, or paying any Royal ties on behalf of the other Owners, require the Owners to advance their respective estimated share of such Expenditures or Royalties, as the case may be, in accordance with the applicable procedure outlined as follows:

(a)
Capital Costs - on or before the 15th day of the relevant calendar month, the Operator may submit an estimate of Capital Costs for the succeeding calendar month to each of the Owners with a request for payment of the Owner's share determined in accordance with this Agreement, and each Owner shall pay such amount within thirty (30) days after receipt of a request therefor. Should any Owner fail or refuse to pay such amount within the said thirty (30) day period, the Operator may, in its discretion, exercise any remedies available to it, including but not limited to those set forth in Clause 8.10; and

(b)
Operating Costs - the Operator may, at its election, establish a cash operating fund (herein called "the Operating Fund") and issue invoices with respect thereto to the Owners on a monthly basis in accordance with the Accounting Procedure, in an amount equal to ten (10%) percent of the Operating Costs proposed for a calendar year for the Operations as set forth and approved in the forecast referred to in Clause 8. 05. Upon the establishment of the Operating Fund, the Operator shall submit to each Owner an invoice on a monthly basis for such Owner's share determined in accordance with this Agreement and each Owner shall pay the invoiced amount within thirty (30) days after receipt thereof, thus maintaining the fund intact. Should any Owner fail or refuse to pay such amount within the said thirty (30) day period, the Operator may, in its discretion, exercise any remedies available to it including those set forth in Clause 8.10. If during any year the Operating Fund is determined by the Operator to be excessive or insufficient to cover the purpose for which it was intended, it may, with the approval of the Operating Committee, be increased or decreased from time to time by the Operator, and in this regard, the Operating Committee shall review and consider this matter whenever so requested by the Operator; and

(c)
Royalties - In any circumstances where, in the opinion of the Operator acting reasonably, it is, by virtue of the provisions of either or both of the Regulations or the terms and conditions of the Leases, required to collect and remit Royal ties or other payments to any governmental agencies or authorities, the Operator may, on or before the 15th day of each calendar month, submit an estimate of such Royalties or other payments payable for the succeeding calendar month to each of the Owners with a request for payment, and each Owner shall pay such amount within thirty (30) days after receipt of the request therefor. Should any Owner fail or refuse to pay such amount within the said thirty (30) day period, the Operator may, in its sole and absolute discretion, exercise any remedies available to it, including but not limited to those set forth in Clause 8.10.

Within ninety (90) days after the end of each calendar year, the amounts advanced by the Owners in respect of Capital Costs, Operating Expenses and Royal ties pursuant to this Clause 8. 06 shall be adjusted to reflect the actual amounts expended by the Operator on behalf of the Owners.

8.07                   Regular Billing

The Operator shall bill each Owner for its share of Expenditures or Royalties incurred or paid by the Operator, or to be advanced by the Owners to the Operator in accordance with this Agreement for the Production Facilities Account, in each calendar month in accordance with the Accounting Procedure. Except as otherwise provided herein, each Owner shall pay all such bills within thirty (30) days after receipt thereof. The Operator's monthly billing to the Owners shall reflect credit for any amount advanced pursuant to paragraph 8. 06 (a) and any differences between actual costs and expenses incurred and amounts as advanced shall be adjusted as required.

8.08                   Commingling of Funds

The Operator may commingle funds received by it under this Agreement with its own funds and with any other funds in its possession, provided however, that notwithstanding any such commingling, such funds shall, subject to the terms and conditions hereof and the rights of the Operator provided for hereunder, be deemed to have been received by the Operator in the capacity of agent for and on behalf of the Owners, and such funds shall only be applied to their intended use, retained by the Operator, paid over to the appropriate Owner or paid to any relevant governmental agency or authority entitled thereto, as the case may be, in accordance herewith.

8.09                   Interest on Overdue Accounts

If an Owner fails to pay any invoice rendered by the Operator when due and payable, the unpaid amount shall, in the sole discretion of the Operator, bear interest at a rate equivalent to the average monthly prime rate of interest quoted by the principal chartered bank in Canada used by the Operator plus a rate of two (2%) percent per annum from the due date until the accrued interest is paid, all such interest to be for the sole account of the Operator. A letter from such principal banker to the Operator stating the bank's rate of interest for the relevant period shall be conclusive and final proof as to the applicable rate of interest to be applied for the purposes of this Agreement.

8.10                   Operator’s Lien and Remedies

(a)
The Operator shall have a lien on the Production Facilities Participation of each Owner in the Production Facilities, and on the proceeds of any sale of Processed Gas and Plant Products, to secure payment by each Owner of its proportionate share of Expenditures for the Production Facilities Account, or any Royal ties or other payments, incurred by the Operator, to be advanced by the Owners to the Operator or to be paid by the Operator on behalf of the Owners in accordance with this Agreement.

(b)
Without limiting any other remedies or rights the Operator may have arising in law or equity, the Operator may, provided notice of default has been provided to the defaulting Owner, exercise any or all of the following remedies to secure payment of unpaid amounts due and payable by an Owner:

(i)	withhold from such Owner any further information and privileges with respect to the Operations; or

(ii)
treat the default or failure to pay as an immediate and automatic assignment to the Operator of the proceeds of the sale of such Owner's share of the Processed Gas and Plant Products, and the Operator may, by notice to the relevant purchaser accompanied by a copy of this Agreement, require such purchaser to pay the Operator all of the proceeds of such sale, and the Operator is hereby irrevocably constituted the attorney of such Owner for the purpose of executing all instruments and documents necessary to give effect to the foregoing;

(c)
The books and records kept by the Operator with respect to this Agreement and its obligations hereunder shall be deemed to constitute conclusive proof of the existence or non-existence of any default, subject however, to rights of inspection, verification and audit as provided for in this Agreement or the Accounting Procedure.

8.11                   Contributions by Owners

If the Operator has not received or otherwise recovered full payment of a defaulting Owner's share of Expenditures within three (3) months following the date when the same were due and payable, each of the other Owners shall, upon being invoiced therefor by the Operator, contribute a portion of such unpaid amount, excluding accrued interest, determined by multiplying the total amount remaining unpaid by a fraction having as its numerator each such Owner's Production Facilities Participation and as its denominator the aggregate of the Production Facilities Participations of all the Owners exclusive of the Production Facilities Participation of the defaulting Owner, and after payment of the amount so determined by the Owners the Owners shall, to the extent of the contribution each has made, be subrogated to the Operator's rights of recovery from the defaulting Owner, except with respect to interest accrued on the amount contributed in favour of the Operator prior to payment of such amount by the Owner.

ARTICLE IX
OWNERSHIP OF THE PRODUCTION FACILITIES

9.01                   Ownership and Participation

Each Owner shall own an undivided percentage interest in the Production Facilities equal to its Production Facilities Participation as set forth in Exhibit "A" as the same is amended from time to time. The Operator shall hold the Production Facilities in trust for the Owners to the extent of their rights thereto subject to and in accordance with the provisions of this Agreement.

9.02                   Capacity and Utilization

(a)
As soon as reasonably possible after the Effective Date, the Operating Committee shall determine the Capacity of the Plant and Gathering System and all Laterals. Thereafter from time to time the Operating Committee may in its discretion revise its determination of the Plant and Gathering System or Lateral Capacity.

(b)
Each Owner shall have the exclusive right to utilize that percentage of Capacity equal to its Production Facilities Participation as determined from time to time for the transportation and processing of Natural Gas and, with the approval of the Operating Committee, Outside Gas. Should an Owner desire to utilize the Excess Capacity of other Owners for transportation or processing of its Natural Gas or Outside Gas, it shall do so only with the approval and consent of, and upon such terms and conditions as may be determined by, the Operating Committee. If there is competition among Owners for the Excess Capacity it shall be prorated among the Owners based on the percentage that each competing Owner's Production Facilities Participation bears to the total Production Facilities Participation of all such competing Owners.

(c)
Excess Capacity can be used for processing Outside Gas belonging to Non-Owners only with the prior approval of and on such terms and conditions as may be determined and imposed by the Operating Committee.

(d)
If the Production Facilities cannot, in the opinion of the Operator acting reasonably, handle all Natural Gas and Outside Gas that the Owners and any approved Non-Owners wish to transport through the Gathering System for processing through the Plant on any day or portion thereof, the priority for transportation and processing shall be as follows:

(i)	Owners' Natural Gas;

(ii)	Owners' Outside Gas; and

(iii)	Non-Owners' Outside Gas,
and all gas of a higher priority shall be transported and processed prior to the transportation and processing of any lower priority gas.

(e)
In determining the terms and conditions upon which Excess Capacity may be utilized, the Operating Committee shall be required to, provide that the capital recovery portion of any processing fees or other revenue received shall be credited to the account of the Owners making the Excess Capacity available on a pro-rata basis in accordance with the Production Facilities Participations of such Owners.

9.03                   Adjustment of Ownership

Upon any disposal by an Owner of an interest in the Production Facilities, or upon an adjustment to Capacity that affects ownership and therefore Production Facilities Participation, or upon any other change in Production Facilities Participation made in accordance with this Agreement or any other applicable agreement or agreements, the Operator shall revise the Production Facilities Participations set forth in Exhibit "A" accordingly.

9.04                   Adjustment of Investment

Upon the effective date of any revision of Production Facilities Participation required pursuant to Clause 9. 03, the Operator shall, at the direction of the Operating Committee, adjust the respective investments of the Owners by such charges or credits to each Owner in the Production Facilities Account as the Operating Committee considers appropriate in the circumstances.

9.05                   Expansion or Alteration of the Plant or Laterals

(a)	The Owners, or any of them, may expand or otherwise alter Capacity on terms and conditions approved by a vote of the Operating Committee in accordance with subparagraph 4.04(c)(ii).
(b)
An Owner shall not be required, without its written consent, to participate in any expansion of Capacity requiring expenditure of Capital Costs, but shall not be entitled to prohibit or restrict such expansion by any other Owners for their own account. Only participating Owners shall be entitled to a Production Facilities Participation in the expanded Capacity. Failing the agreement of all of the Owners to what the Production Facilities Participation of each Owner shall be following completion of the expansion, the Owners participating in the expansion shall, at their sole cost, risk and expense, undertake a performance test to determine such expanded Capacity. The expanded Capacity as so determined shall be allocated to the participating Owners in proportion to their agreed upon participations in the expansion, and Exhibit "A" shall thereupon be revised in accordance with Clause 2.02.

(c)
The Production Facilities Participation in the Production Facilities shall be adjusted effective as of the date any Production Facilities expansion or alteration is completed, to reflect each Owner's revised share of Capacity, and the Operator shall adjust the Production Facilities Account pursuant to Clause 9. 04, provided however, that with respect to expansion, any non-participating Owner shall be entitled to the same volume of Capacity completion of the expansion as it had before participating Owners shall not be liable in any after Non-participating Owners shall not be liable in any way for any increase in Expenditures attributable to any expansion, and the Owners participating in the expansion shall indemnify and hold harmless the non-participating Owners from any losses, costs or damages that result therefrom.

ARTICLE X
TRANSFER, SALES AND ASSIGNMENTS

10.01                   Admission of New Owners

Except as otherwise provided for in Article X, a Non-Owner shall not become an Owner after the Effective Date except with the approval of and upon such terms and conditions as are prescribed by the Operating Committee.

10.02                   Permitted Dispositions of Interests in the Production Facilities

Notwithstanding the provisions of Clauses 10.03 and 10.04, an Owner may, without restriction, dispose of all or any portion of its interest in the Production Facilities in any of the following circumstances:

(a)
a disposition by an Owner of an interest in the Production Facilities if it is in conjunction with the disposal of the Owner's corresponding working interest in its lands located in the Kotaneelee Area;

(b)	a disposition by an Owner that is:

(i)
in respect of its entire interest in the Production amalgamation, sale of all Facilities through merger, reorganization, consolidation or of its oil and gas producing properties in the Yukon Territories; or

(ii)	in respect of the sale of all or any part of its interest in the Production Facilities to an Affiliate, provided however, that it shall be a condition precedent to any unrestricted disposal to an Affiliate and acknowledgement thereof by the Operator that the disposing Owner shall have executed and delivered to the Operator a continuing guarantee of the obligations to be assumed by the Affiliate under this Agreement, to be in form and substance acceptable to the Operator, which guarantee shall provide, inter alia, that the guarantor waives notice of any extensions, modifications or amendments to this Agreement or to any Exhibit hereto, that no such extensions, modifications or amendments will release the guarantor from its obligations and that the guarantor will not be released by any waiver of any obligation of the Affiliate or by any indulgence or concession granted to it; or

(c)
a disposition by an Owner by way of mortgage, pledge or hypothecation provided that any such mortgage, pledge or hypothecation shall provide that the mortgagee, pledgee or hypothecator shall hold the interest in the Production Facilities subject to all the terms and provisions of this Agreement and shall be required to assume all future and continuing obligations of the mortgagor, pledger or hypothecator under this Agreement

10.03                   Sale of an Interest in the Production Facilities

(a)
If an Owner (hereinafter called the "Selling Owner") has received a bona fide offer for the purchase of any portion of its interest in the Production Facilities (hereinafter called the "Sale Interest") from any Person, whether or not an Owner, ready, willing and able to purchase the Sale Interest (hereinafter called the "Purchaser"), the Selling Owner shall promptly give to each other Owner, including the Purchaser if the Purchaser is an Owner, notice in writing of the offer received by it including full and complete details of the price and terms and conditions· of the offer, together with the name and address of the Purchaser and, if any portion of the consideration therein mentioned is not in cash, the Selling Owner shall stipulate the fair market value in cash of such consideration (hereinafter called the "Sale Notice"), and each of the  Owners receiving the Sale Notice shall have the right to purchase a share of the Sale Interest, or a portion thereof, rateably in accordance with their respective Production Facilities Participations in the following manner:

(i)
within thirty (30) days of receipt of the Sale Notice those Owners (hereinafter called the "Purchasing Owners") who wish to purchase a rateable share of the Sale Interest, or a portion thereof, shall notify the Selling Owner of their election to purchase (hereinafter called the "first election") and if less than all of the Owners who received the Sale Notice so elect, each of the Purchasing Owners shall have a further period of fifteen (15) days after the expiry of the said thirty (30) day period to notify the Selling Owner of their election to purchase (hereinafter called the "second election") a rateable share, in accordance with the respective Production Facilities Participations of all Purchasing Owners of that portion of the Sale Interest not purchased in the first election, and if less than all of the Sale Interest is thereby purchased, each of the Purchasing Owners shall have a further period of five (5) days beyond the expiry of the said fifteen (15) day period to notify the Selling Owner of their election to purchase the remaining part of the Sale Interest or a portion thereof rateably in proportion to their Production Facilities Participations; and

(ii)
notwithstanding anything contained elsewhere herein, if the Purchasing Owners do not elect to purchase all of the Sale Interest, none of the elections made in accordance with paragraph 10.03(a)(i) shall be effective, and the Selling Owner shall be at liberty, for a period of sixty (60) days after the expiry of the total time required for the operation of paragraph 10.03(a), to sell the entire Sale Interest to the Purchaser on the same terms and conditions specified in the Sale Notice. Thereafter, the provisions of paragraph 10.03(a) shall again apply.

(b)
If a Selling Owner has not received a bona fide offer to purchase from any Person, but wishes to sell all or any portion of its interest in the Production Facilities, it may by notice in writing to each of the other Owners, offer to sell such interest at a stipulated price to each of the other Owners rateably according to their Production Facilities Participations, and the provisions of paragraph 10.03(a) shall apply, mutatis mutandis, to such offer of sale as if an offer had been made by a third party.

10.04                   Conditions Imposed on Dispositions

No disposition by an Owner of all or any portion of an interest in the Plant shall be effective and binding upon the other Owners unless and until:

(a)	the conditions set forth in Article X applicable to such disposition have been satisfied;
(b)	the Person acquiring the interest (if not already an Owner) has executed and delivered to the Operator one (1) counterpart of this Agreement; and
(c)	a true copy of the instrument evidencing such change in ownership has been delivered to the Operator.

10.05                   Change of Name

An Owner whose name is changed by due legal process shall notify the Operator of the change as soon as possible and supply such evidence of the change as the Operator may reasonably require.

ARTICLE XI
MEASUREMENT

11.01                   Equipment

(a)
All Natural Gas and Outside Gas, when delivered to the Plant from a pipeline connected thereto, and all Processed Gas, when produced by the Plant and when delivered from the Plant, shall be measured by suitable meters of standard make furnished, installed, operated and maintained by the Operator for the Production Facilities Account or gauged by such means as approved by the Operating Committee. Positive displacement meters used for measuring hereunder shall be calibrated in a manner consistent with normal industry practice.

(b)
Each Owner delivering Natural Gas or Outside Gas shall, at its sole cost, risk and expense, install metering facilities and sampling facilities of a standard make downstream of the fuel takeoff at each of its wells producing Natural Gas or Outside Gas for the purpose of measuring and analyzing Natural Gas and Outside Gas delivered to the Plant. The Operator, accompanied by an Owner so desiring, shall at all reasonable times have access to the said metering facilities and sampling facilities for the purpose of reading, calibrating and checking the same and shall use the results of such sampling and measuring and of any analyses performed as shall be reasonably required to allocate Processed Gas pursuant to Article XII hereof.

(c)
Where, during any month, the volumes of Natural Gas and Outside Gas delivered to the Plant as indicated by any Plant meters installed pursuant to paragraph 11.01(a) are different from the total volumes of Natural Gas and Outside Gas as indicated by meters at a well or wells upstream of the Plant meters, the volumes as measured by the Plant meters shall be deemed conclusively to be correct. Any differences will be prorated by the Operator and allocated to each well upstream of the Plant meters in the proportion that the volume of Natural Gas or Outside Gas as indicated by the relevant well meter is of the total volume of Natural Gas and Outside Gas as indicated by all well meters, taking into account in a manner approved by the Operating Committee, usage or loss of Natural Gas and Outside Gas downstream of any well meter and upstream of the Plant meters. Any dispute as to the proration by the Operator of Natural Gas and Outside Gas hereunder shall be referred to the Operating Committee whose decision with respect thereto shall be absolute and final for all purposes.

11.02                   Accuracy

(a)
The accuracy of the measuring equipment shall be verified at annual intervals commencing after the Execution Date and all meters shall be open to inspection at reasonable times by any Owner in the presence of a member of the Operator's staff. In case any question arises as to the accuracy of measurement, any meter shall be tested upon demand of an Owner and, if found to be correct or to be in error by not more than two (2) percent with respect to gas measurement or not more than one half of one (1/2%) percent with respect to liquid measurement, the expense of such testing shall be borne by the Owner demanding it, but the expense shall be for the Production Facilities Account if found to be incorrect by more than two (2%) percent with respect to gas measurement or more than one half of one (1/2%) percent with respect to liquid measurement.

(b)
If, upon any test, measuring equipment is found to be in error by not more than two (2%) percent with respect to gas measurement or not more than one half of one (1/2%) percent with respect to liquid measurement, previous readings of such equipment shall be considered correct in computing the volumes being metered, but such equipment shall be adjusted properly at once to record accurately. If, upon any test, any measuring equipment shall be found to be inaccurate by any amount more than two (2%) percent with respect to gas measurement or more than one half of one (1/2%) percent with respect to liquid measurement, then any previous readings of such equipment shall be corrected to zero (0) error for any period which is known definitely or agreed upon, but in case the period is not known definitely or agreed upon, such correction shall be for a period covering the last half of the time elapsed since the date of the last test.

(c)
In the event the measuring equipment is out of service or out of repair so that the volume being measured is not correctly indicated by the reading thereof, the volumes attributable to the period shall be estimated and agreed upon on the basis of the best data available, using the first of the following methods which is feasible:

(i)	by using the registration of any check measuring equipment, if installed and accurately registering; or
(ii)	by correcting the error if the percentage of error is ascertained by calibrations, test or mathematical calculations; or
(iii)	by estimating on the basis of actual volumes measured during the preceding periods under similar conditions when the meter was registering accurately.
(d)	The Operator shall preserve all original test data, charts and other similar records for a period of at least six (6) years.

11.03                   Unit of Volume and Weight

(a)
The unit of volume of gas for all purposes hereunder shall be one thousand (1,000) cubic metres (E3m3) at an absolute pressure of 101.325 kilopascals (kPa) at a temperature of fifteen (15) degrees Celsius.

(b)	The unit of volume of liquids for all purposes hereunder shall be one (1) cubic metre (m3) as defined in the Weights and Measures Act.

11.04                   Determination of Volume

(a)
Volumes of gas shall be computed in accordance with the methods prescribed in the publication entitled "Gas Measurement Committee Report No. 3, Natural Gas Department, American Gas Association", appendix thereto as published in April, including the 1955, and as may be subsequently revised, provided such revisions are approved by the Operating Committee. The volumes of gas shall be corrected for deviation from Boyle's Law and the factor for correction for such deviation shall be computed in accor'-.1nce with the methods set forth in "Supercompressibility Factors for Natural Gas", Volumes 1 through 6, inclusive, or in "Tables for the Determination of Supercompressibility Factors for Natural Gas Containing Nitrogen and/or Carbon Dioxide", Volume 7 as published by the American Gas Association in 1955 or any subsequent revisions thereto.

(b)
Volumes of liquids shall be computed taking into consideration the compressibility and specific gravity, if applicable, and volumes so measured shall be corrected to fifteen (15) degrees Celsius employing the volume correction tables approved by the Operating Committee.

11.05                   Assumed Atmospheric Pressure

The average absolute pressure shall be assumed to be 94.5 kPa (13.7 pounds per square inch).

11.06                   Analysis of Natural Gas and Outside Gas

(a)
The Natural Gas and Outside Gas shall be sampled and measured at such times and such locations as the Operator, in its discretion, determines are required, and the sample so taken shall be analyzed for any or all of the following:

(i)	the mol percent of each hydrocarbon constituent present from methane to hexanes plus, and the mol percent of carbon dioxide, hydrogen sulphide and nitrogen;
(ii)	the quantities of hydrocarbons heavier than butane;
(iii)	the quantities of sulphur and sulphur compounds; and
(iv)	the quantities of water.
(b)	The cost of all measuring and sampling shall be for the Production Facilities Account.

ARTICLE XII
DELIVERY OF NATURAL GAS AND OWNERSHIP OF PROCESSED GAS

12.01                   Commitment to Deliver to the Production Facilities

Subject to the provisions of this Agreement, each Owner hereby irrevocably commits and dedicates all of its Natural Gas for transportation and processing through the Production Facilities, and each Owner shall deliver or cause to be delivered to the Operator, all of the Owner's Natural Gas, subject to the availability of Capacity in the Production Facilities.

12.02                   Owner’s Share of Processed Gas and Plant Products

(a)	The Operator shall be entitled to commingle all Processed Gas and Plant Products regardless of the source of the same prior to delivery to the Delivery Point for Processed Gas.
(b)
Subject to paragraph 12.02(c), each Owner's share of the Processed Gas in a month shall be that fraction of the total quantity of Processed Gas produced in the month, having as its numerator the total volume of Natural Gas and Outside Gas delivered by or on behalf of the Owner to the Plant in the month (after correction for water and heating value) and as its denominator the total volume of Natural Gas and Outside Gas delivered by or on behalf of all Owners to the Plant in the month (after correction for water and heating value).

(c)
Where, from time to time in the sole and absolute judgment of the Operating Committee, there is a significant difference in the analyses of various gas streams being delivered to the Plant and where, from time to time in the sole and absolute judgment of the Operating Committee, said variations in gas analyses should result in the Owner's respective share of Processed Gas being allocated on a basis differing from that set forth in paragraph 12.02 (b) of this Clause 12.02, then the said basis upon which Processed Gas is to be allocated shall be varied as absolutely determined by the Operating Committee to take into account, and only to take into account, the said variation in gas analyses.

12.03                   Allocation of Outside Gas Plant Products

The Operating Committee shall determine the basis upon which Plant Products recovered from Outside Gas are allocated among the Owners and Non-Owners.

12.04                   Losses in handling or Flaring

Each Owner shall bear any losses incurred or realize any benefits obtained from the Operations during the month, whether due to evaporation, flaring, testing or other handling or measurement of Natural Gas, Outside Gas, Processed Gas or Plant Products, if any, in the proportion that the Owners' Natural Gas and Outside Gas transported and processed through the Production Facilities bears to the total Natural Gas and Outside Gas of all Owners that is transported and processed through the Production Facilities during the relevant month, provided however, that to the extent that the Operator can identify the Owner or Owners of all or any portion of any losses, or determines that a certain Owner or Owners has caused all or any portion of any losses, the Operator may, in its solE discretion, assign such losses to the relevant Owner or Owners.

12.05                   Warranty of Owners

Each Owner warrants and represents to all other Owners that it has the right to produce and deliver its share of the Natural Gas and any Outside Gas to the Plant, to have the same processed through the Plant, and to dispose of the Processed Gas and Plant Products in accordance with the terms and conditions of this Agreement and any relevant sales contract, and each such Owner hereby agrees to indemnify and hold harmless the Operator and the other Owners from all costs and expenses that may be incurred by the Operator and such Owners arising out of any actions, causes of action, claims or demands that have been or may be made against that Owner by any Non-Owner or governmental authority that has or claims to have an interest in the Natural Gas, Outside Gas, Processed Gas or Plant Products, as the case may be.

12.06                   Payment of Royalties and Indemnification

(a)
The Owners shall, upon the request of the Operator, forthwith provide to the Operator all information the Operator may reasonably require in order to meet any reporting or other obligations the Operator may have in respect of Royalties or other information or payments pursuant to the Regulations.

(b)
Except as otherwise provided by in paragraph 8. 06 (c), each Owner shall pay or be responsible for the calculation and payment of its share of all Royalties, overriding royalties, production payments, taxes (other than property taxes payable by the Operator for the joint account of the Owners established pursuant hereto) or any other charges or payments that are or may be payable in respect of the production of such Owner's Natural Gas or Outside Gas or the sale of such Owners' Processed Gas or Plant Products, and each Owner hereby agrees to indemnify and hold harmless the Operator and the other Owners from and against any and all costs, expenses or liabilities they may suffer or incur by reason of any failure of such Owner to satisfy any of its obligations as aforesaid.

ARTICLE XIII
EFFECTIVE DATE OF TERM OF AGREEMENT

13.01                   Effective Date

The Effective Date of this Agreement shall be 8:00 a.m. on the 1st day of December, 1980.

13.02                   Term of Agreement

Notwithstanding anything herein contained to the contrary, this Agreement shall remain in full force and effect until all of the provisions of Article XIV have been complied with.

ARTICLE XIV
TERMINATION

14.01                   Obligations on Termination

Upon a decision by the Operating Committee to cease Operations and to terminate this Agreement, the Operator shall comply with the reasonable directions of the Operating Committee with respect thereto and shall, as soon as is practical in the circumstances:

(a)
apply for any permits or approvals as may be required from any governmental authority having jurisdiction that may in any way be required to terminate the Operations and salvage or dispose of the Product-ion Facilities;

(b)	to the extent it is economically and reasonably justified in the circumstances, salvage or otherwise dispose of the Production Facilities; and
(c)	conduct all reclamation and other clean-up operations as may be required by governmental authorities having jurisdiction.

14.02                   Allocation of Benefits and Costs

All costs of salvage, liquidation or other distribution of the Production Facilities and any benefits realized therefrom, shall be for the Production Facilities Account, and if the costs exceed the proceeds of disposition received by the Operator, the Operator shall be entitled to set-off such costs against any funds in its possession due and payable to the Owners, and to invoice such Owners to the extent that such funds are not available or sufficient to reimburse the Operator for the remainder.

14.03                   Advance of Costs for Reclamation

Notwithstanding anything herein contained to the contrary, the Operator may, with the concurrence of the Operating Committee, at any time within the last three (3) years projected for continuance of Operations, estimate the total cost of reclamation of the Production Facilities in accordance with the Regulations and good oilfield practice. The Operator may, upon completion of such estimate, cash call each of the Owners for their proportionate share of the costs so estimated, which funds when received by the Operator shall be placed in a separate interest bearing trust account, to be utilized solely for the purpose of such reclamation operations and with the excess, if any, available after final completion thereof to be refunded to the Owners in the proportion of their respective Production Facilities Participations. If at any time the Operator is of the view, acting reasonably, that the funds held by it in trust in this regard will be insufficient for the purpose intended, it may issue further cash calls. In lieu of payment of the aforementioned cash calls, any Owner may provide security to the Operator to ensure payment of such Owner's share of the reclamation costs as estimated by the Operator, provided such security is in a form acceptable to the Operator acting reasonably.

ARTICLE XV
FORCE MAJEURE

15.01                   Force Majeure

(a)
Performance under this Agreement by the Operator and the Owners, except for the payment of money, is excluded to the extent that such performance is prevented or materially affected by strikes, lockouts, civil disturbances, riots, fires, floods, tornadoes, lightning, "landslides, earthquakes, storms, breakage of or accident to machinery or lines of pipe, explosions, acts of God or the Queen's enemies, applicable Provincial, Territorial or Federal Government Laws, orders, rules and regulations, injunctions or other legal proceedings based upon any claim or infringement of any letters patent, inability or delay in obtaining rights-of-way, permits, easements, materials or supplies, failure of purchasers to take Processed Gas from Owners, and other happenings (except financial), whether similar or dissimilar to the foregoing, that  are beyond the reasonable control of the Operator or of the Owners claiming to be excused, not resulting from the fault or negligence of the Operator or the Owner claiming an event of force majeure, but the Operator or the Owner claiming same shall use reasonable diligence to put itself again in a position to continue to carry out its  obligations hereunder.

(b)
Nothing herein contained shall be construed to require the Operator or any Owner to settle a strike or lockout by acceding against its judgment to the demands of opposing persons in any labour dispute.

(c)
Where the performance of the Operator or of an Owner is prevented or materially affected as aforesaid, the Operator or the affected Owner shall give notice and full particulars to the other Owners within a reasonable time after the occurrence of the cause relied upon.

ARTICLE XVI
UNITED STATES TAXES

16.01                   United States Tax Provision

The Parties hereto agree that if, for purpose of the United States Internal Revenue Code of 1954 or 1986, as the case may be, (the “Code” this Agreement or the relationship established hereby constitutes a partnership as defined in Section 76l(a) of the Code, each of the Parties hereto who are entitled under Section 76l(a) of the Code to elect, hereby elect to have the partnership excluded from the application of Subchapter K of Chapter 1 of Subtitle A of the Code, or such portion thereof as the Secretary of the Treasury of the United States or his delegate shall permit by election to be excluded therefrom. The Operator is authorized to execute such election on behalf of the Parties who are entitled to make such an election and to file such evidence of this election as may be required by the Secretary of the Treasury of the United States or the Federal Internal Revenue Service, including specifically, but not by way of limitation, all of the returns, statements and data required by the Code and applicable Regulations. Should there by any requirement that each of the Parties who dre entitled to elect file further evidence of this election, each Party who is entitled to make such election agrees to execute or join in the execution thereof. Nothing in this Agreement, including the execution hereof, shall render any Party liable for United States taxes if such Party was not otherwise liable for such taxes.

ARTICLE XVII
MISCELLANEOUS PROVISIONS

17.01                   Relationship of the Owners

The Owners shall hold their interests in and to the Plant as tenants in common and it is not the intention of the Owners to create a partnership. The duties, obligations and liabilities of the Owners are intended to be separate and not joint or collective, and nothing contained in this Agreement or in any agreement made pursuant hereto shall ever be construed to create a partnership, or to impose upon any one or more of the Owners a partnership duty, obligation or liability. Each Owner shall be individually responsible only for its own obligations as set forth in this Agreement and, except as otherwise provided for herein, shall be liable only for its proportionate share, based on its Production Facilities Participation, of the costs, expenses and liabilities incurred in respect of the Plant or arising out of the Operations.

17.02                   Interpretation

(a)
The captions or headings used in this Agreement are inserted solely for convenience and shall not be considered or given any effect in interpreting this Agreement or in ascertaining the intent of the Owners.

(b)	References to Articles, Clauses, paragraphs or subparagraphs shall be references to Articles, Clauses, paragraphs or subparagraphs of this Agreement unless the context otherwise requires.
(c)	References to days or months in this Agreement shall, unless specified or the context requires otherwise, mean calendar days or months.
(d)
Where, in this Agreement, the date specified or determined for the giving or receiving of a notice, occurrence of an event or performance of an obligation falls on a Saturday, Sunday, statutory holiday or day when the offices of a Party affected thereby and required to give or receive the notice or performed the obligation are closed for a non-statutory holiday, such date shall be extended to the next business day after any such Saturday, Sunday, statutory holiday or non-statutory holiday.

17.03                   Number and Gender

In this Agreement, words importing the singular include the plural and vice versa; words importing the masculine gender include the feminine and vice versa; and words importing persons include firms or corporations and vice versa.

17.04                   Execution in Counterpart

This Agreement may be executed in as many counterparts as are necessary and all counterparts together shall constitute one (1) Agreement.

17.05                   No Partitioning

An Owner shall not resort to any action at law or in equity for partition or sale in lieu of partition of the Production Facilities or any portion thereof. Each Owner hereby waives the benefit of all laws relating to partitioning or sale in lieu of partitioning insofar as the Production Facilities are concerned.

17.06                   Laws and Regulations

This Agreement and the rights and obligations of the Operator and the Owners are subject to all present and future laws, rules, regulations and orders of any legislative body or duly constituted authority now or hereafter having jurisdiction.

17.07                   Time

In this Agreement all times are Mountain Standard Time as the same are adjusted by any Alberta legislation pertaining to daylight savings time.

17.08                   Applicable Laws

This Agreement and the rights and obligations of the Parties shall be governed by and construed in accordance with the laws of Canada and of the Province of Alberta and the Courts having initial exclusive jurisdiction with respect to all matters pertaining hereto shall be the Courts of original jurisdiction for the Province of Alberta.

17.09                   Waivers

No waiver by or on behalf of an Owner of any breach of a provision of this Agreement shall be binding upon the Owner unless it is expressed in writing and duly executed by the Owner or signed by its fully authorized representatives and such a waiver shall not operate as a waiver of any future breach whether of a like or different character.

17.10                   Suits

An Owner who is sued or otherwise becomes aware of an alleged cause of action arising out of the Operations conducted hereunder shall forthwith notify every other Owner.

17.11                   Further Assurances

Each of the Owners shall, from time to time and at all times, do all such further acts and execute and deliver all such deeds and documents as shall be reasonable required in order to fully perform and carry out the terms of this Agreement.

17.12                   No Implied Covenants

The Owners have expressed herein their entire understanding and agreement concerning the subject matter of this Agreement and no implied covenant, condition, term or reservation shall be read into this Agreement relating to or concerning such subject matter nor shall any oral or written understanding heretofore entered into modify or compromise any of the terms and conditions herein.

17.13                   Notices and Communications

All notices or communications hereunder shall be in writing and, in lieu of personal service, may be given or made by prepaid telecommunication device or by mailing same (except during periods of actual or anticipated postal disruption or other labour disturbances that may effect the mail delivery) in a sealed and properly addressed envelope with postage prepaid. Notices or communication shall be deemed to have been received twelve (12) hours after the sending thereof in the case of a telecommunication device and seventy-two (72) hours after the date of mailing in the case of mailing, in either case excluding Saturdays, Sundays, statutory holidays and the addressee's non-statutory holidays. The addresses of the Parties for purposes of this Clause shall be as follows:

Amoco Canada Petroleum Company Ltd.
P. O. Box 200, Station “M”
Calgary, Alberta
T2P 2H8
Telefax No. 231-6750
Attention: General Manager, Joint Interests

Mobil Oil Canada
Box 800
Calgary, Alberta
T2P 2J7
Telefax No. 260-4302
Attention: Joint Venture Department

Anderson Oil & Gas Inc.
#2300, 700-9th Ave. s.w.
Calgary, Alberta
T2P 3V4
Telefax No. (403) 266-4555
Attention: Vice-President Operations

Amoco Canada Resources Ltd.
P.O. Box 200, Station "M"
Calgary, Alberta
T2P 2H8
Telefax No. 231-6750
Attention: General Manager, Joint Interests

Esso Resources Canada Limited
P.O. Box 2480, Station "M"
237-4th Avenue S.W.
Calgary, Alberta
T2P 3M9
Telefax No. 237-2197
Attention: Associate Operations

Any Party may from time to time change its address for service hereunder by written notice to the other Parties
.
Mobil Oil Canada
Box 800
Calgary, Alberta
T2P 2J7
Telefax No. 260-4302
Attention: Joint Venture Department

Columbia Gas Development of Canada Ltd.
1000, 639 - 5 Avenue S.W.
Calgary, Alberta
T2P OM9
Telefax No. (403) 290-1719
Attention: Drilling and Production Department

Amoco Canada Resources Ltd.
P. 0. Box 200, Station "M"
Calgary, Alberta
T2P 2H8
Telefax No. 231-6750
Attention: General Manager, Joint Interests

Esso Resources Canada Limited
P. 0. Box 2480, Station "M"
237 - 4 Avenue S.W.
Calgary, Alberta
T2P 3M9
Telefax No. 237-2197
Attention: Associate Operations

Any Party may from time to time change its address.for service hereunder by written notice to the other Parties.

17.14                   ENUREMENT

This Agreement shall enure to the benefit of and be binding upon the Parties, their heirs, successors and permitted assigns.

17.15.1                   Time of the Essence

Time is of the essence of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement effective as of the Effective Date

DEVON CANADA CORPORATION

Date: November 27th 2001	Per:	/s/ K.L. Stashin, P. Eng.
K.L. Stashin, P. Eng.
Vice President, Operations

Address for Service:
Devon Canada Corporation
1600, 324- 8th Avenue S.W.
Calgary, Alberta, T2P 2Z5

This is the execution page of the Agreement for the Construction, Ownership and Operation of the Kotaneelee Production Facilities.

17.14                   ENUREMENT
This Agreement shall enure to the benefit of and be binding upon the Parties, their heirs, successors and permitted assigns.

17.15.1                   Time of the Essence

Time is of the essence of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement effective as of the Effective Date

DEVON AOG CORPORATION

Date: November 27th 2001	Per:	/s/ K.L. Stashin, P. Eng.
K.L. Stashin, P. Eng.
Vice President, Operations

Address for Service:
Devon AOG Corporation
1600, 324- 8th Avenue S.W.
Calgary, Alberta, T2P 2Z5

This is the execution page of the Agreement for the Construction, Ownership and Operation of the Kotaneelee Production Facilities.

17.14                   ENUREMENT

This Agreement shall enure to the benefit of and be binding upon the Parties, their heirs, successors and permitted assigns.

17.15.1                   Time of the Essence

Time is of the essence of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement effective as of the Effective Date

ESSO RESOURCES CANADA

Date: March 28, 1991

This is the execution page of the Agreement for the Construction, Ownership and Operation of the Kotaneelee Production Facilities.

17.14                   ENUREMENT

This Agreement shall enure to the benefit of and be binding upon the Parties, their heirs, successors and permitted assigns.

17.15.1                   Time of the Essence

Time is of the essence of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement effective as of the Effective Date

AMOCO CANADA PETROLEUM COMPANY LTD.

Per:

Per:

CANADIAN SUPERIOR OIL LTD.

Per:

Per:

COLUMBIA GAS DEVELOPMENT OF CANADA LTD.

AMOCO CANADA RESOURCES LTD.

Per:

Per:

ESSO RESOURCES CANADA LIMITED

17.14                   ENUREMENT

This Agreement shall enure to the benefit of and be binding upon the Parties, their heirs, successors and permitted assigns.

17.15.1                   Time of the Essence

Time is of the essence of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement effective as of the Effective Date

AMOCO CANADA PETROLEUM COMPANY LTD.

Per:

Per:

CANADIAN SUPERIOR OIL LTD.

Per:

Per:

ANDERSON OIL & GAS INC.

Per:

Per:

AMOCO CANADA RESOURCES LTD.

Per:

Per:

ESSO RESOURCES CANADA LIMITED

Per:

Per:

.
17.14                   ENUREMENT

This Agreement shall enure to the benefit of and be binding upon the Parties, their heirs, successors and permitted assigns.

17.15.1                   Time of the Essence

Time is of the essence of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement effective as of the Effective Date

AMOCO CANADA PETROLEUM COMPANY LTD.

Per:

CANADIAN SUPERIOR OIL LTD.

Per:

Per:

COLUMBIA GAS DEVELOPMENT OF CANADA LTD.

Per:

AMOCO CANADA RESOURCES LTD.

Per:

ESSO RESOURCES CANADA LIMITED

Per:

Per:

17.14                   ENUREMENT

This Agreement shall enure to the benefit of and be binding upon the Parties, their heirs, successors and permitted assigns.

17.15.1                   Time of the Essence

Time is of the essence of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement effective as of the Effective Date

AMOCO CANADA PETROLEUM COMPANY LTD.

Per:

Per:

CANADIAN SUPERIOR OIL LTD.

Per:

COLUMBIA GAS DEVELOPMENT OF CANADA LTD.

Per:

AMOCO CANADA RESOURCES LTD.

Per:

Per:

ESSO RESOURCES CANADA LIMITED

Per:

Per:

17.14                   ENUREMENT

This Agreement shall enure to the benefit of and be binding upon the Parties, their heirs, successors and permitted assigns.

17.15.1                   Time of the Essence

Time is of the essence of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement effective as of the Effective Date

AMOCO CANADA PETROLEUM COMPANY LTD.

Per:

Per:

CANADIAN SUPERIOR OIL LTD.

Per:

Per:

COLUMBIA GAS DEVELOPMENT OF CANADA LTD.

Per:

AMOCO CANADA RESOURCES LTD.

Per:

Per:

ESSO RESOURCES CANADA LIMITED

Per:

Per:

17.14                   ENUREMENT

This Agreement shall enure to the benefit of and be binding upon the Parties, their heirs, successors and permitted assigns.

17.15.1                   Time of the Essence

Time is of the essence of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement effective as of the Effective Date

Date: November 27th 2001	DEVON AOG CORPORATION

	Per:	/s/ K.L. Stashin, P. Eng.
K.L. Stashin, P. Eng.
Vice President, Operations

Address for Service:
Devon AOG Corporation
1600, 324- 8th Avenue S.W.
Calgary, Alberta, T2P 2Z5

This is the execution page of the Agreement for the Construction, Ownership and Operation of the Kotaneelee Production Facilities.

17.14                   ENUREMENT

This Agreement shall enure to the benefit of and be binding upon the Parties, their heirs, successors and permitted assigns.

17.15.1                   Time of the Essence

Time is of the essence of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement effective as of the Effective Date

Date: November 27th 2001	DEVON CANADA CORPORATION

Date	By:	/s/ K.L. Stashin, P. Eng.
K.L. Stashin, P. Eng.
Vice President, Operations

Address for Service:
Devon Canada Corporation
1600, 324- 8th Avenue S.W.
Calgary, Alberta, T2P 2Z5

This is the execution page of the Agreement for the Construction, Ownership and Operation of the Kotaneelee Production Facilities.

17.14                   ENUREMENT

This Agreement shall enure to the benefit of and be binding upon the Parties, their heirs, successors and permitted assigns.

17.15.1                   Time of the Essence

Time is of the essence of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement effective as of the Effective Date

Date: October 1, 2003	DEVON CANADA

	By:	/s/ K.L. Stashin, P. Eng.
K.L. Stashin, P. Eng.
Vice President, Operations

ADDRESS FOR SERVICE:
DEVON CANADA
2000, 300 Fourth Avenue SW
Calgary, Alberta, T2P 4H2
Fax No.: 403-232-7102

EXECUTION PAGE OF THE AGREEMENT FOR THE
CONSTRUCTION,OWNERSHIP AND OPERATION OF THE
KOTANEELEE PRODUCTION FACILITIES

17.14                   ENUREMENT

This Agreement shall enure to the benefit of and be binding upon the Parties, their heirs, successors and permitted assigns.

17.15.1                   Time of the Essence

Time is of the essence of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement effective as of the Effective Date

EFLO ENERGY YUKON LTD.

Date: July 18, 2012	By:	/s/ Keith Macdonald
Keith Macdonald, CEO

This is the execution page of the Agreement for the Construction, Ownership and Operation of the Kotaneelee Production Facilities.

EXHIBIT “A-1”

TO THE KOTANEELEE PRODUCTION FACILITIES
CONSTRUCTION, OWNERSHIP AND OPERATION AGREEMENT

OWNERS	PRODUCTION FACILITIES PARTICIPATION
%

EFLO Energy Yukon Ltd.	22.9893495
Canada Southern Petroleum #1 L.P.	30.6636000
Apache Canada Ltd.	34.6465330
ExxonMobil Canada Energy	1.3000575
Imperial Oil Resources Limited	10.4004600

100.000000

Magellan (carried)	2.66640000

EXHIBIT “A-2”

TO THE KOTANEELEE PRODUCTION FACILITIES
CONSTRUCTION, OWNERSHIP AND OPERATION AGREEMENT

LIST OF WELLS

WELL NAME	LOCATION

Columbia et al	Lat 60º06’45”N
Kotaneelee YT M-17	Long 124º03’30”W
Sec 17

Canada Southern et al	Lat 60º06’41.57”N
N Beaver R YT I-27	Long 124º03’52.66”W
Sec 27

Columbia et al	Lat 60º06’27”N
Kotaneelee YT E-37	Long 124º06’07’16”W
Sec 37

Columbia et al	Lat 60º07’16”N
Kotaneelee YT B-38	Long 124º06’03”W
Sec 38

Columbia et al	Lat 60º07’35.917”N
Kotaneelee YT I-48	Long 124º07’36.45”W
Sec 48

Devon et al	Lat 60º07’32.4”N
Kotaneelee L-38	Long 124º07’22.5”W
Sec 38

EXHIBIT “B-1”

TO THE KOTANEELEE PRODUCTION FACILITIES
CONSTRUCTION, OWNERSHIP AND OPERATION AGREEMENT
MAP OF THE KOTANEELEE AREA

60' 10'
80
70
60
50
40
30
20
10
79
9
78
8
77
7
76
6
60' 05'
124' 15'
124' 00'

EXHIBIT “B-2”

TO THE KOTANEELEE PRODUCTION FACILITIES
CONSTRUCTION, OWNERSHIP AND OPERATION AGREEMENT
MAP IDENTIFYING THE LOCATION OF
THE PRODUCTION FACILITIES

PERMANENT CAMP SITE
I-48
B-38
AIRCRAFT TERMINAL
AIRSTRIP
PLANT SITE
M-17
I-27
METER STATION
E-37
RIVER
60° 05'
3 SPAN BRIDGE
LA BICHE
WESTCOAST TRANSMISSION
NORTH WEST TERRITORY
YUKON TERRITORY
LIARD RIVER
ROAD TO LIARD RIVER
MILES
0
1
2
124° 05'
124° 00'
123° 55'
BARGE LANDING
123°

EXHIBIT “B-2”

TO THE KOTANEELEE PRODUCTION FACILITIES
CONSTRUCTION, OWNERSHIP AND OPERATION AGREEMENT

DESCRIPTION OF THE PRODUCTION FACILITIES

1.	PLANT:

(a)	Location: 60º 07’ 0.05” N latitude

125º 3’ 17.758” W longitude

At Monument PBH

Kotaneelee Area, Yukon Territories

(b)	Inlet Design Capacity: 2,000 x 103m3/day

(c)	Description:

The Plant includes the Gas Plant Property, all associated processing facilities and all real and personal property of every kind associated therewith, commencing at the Plant Inlet and Natural Gas and ending at the Delivery Point for Processed Gas, including but not limited to:

(i)	processing facilities including separation, gas dehydration, utility heating, electric power generation, fuel gas sweetening and produced water storage and disposal;

(ii)	plant office, warehouse and heavy duty equipment shop; and

(iii)	the gas transmission line between the Plant Outlet for Processed Gas the the meter station adjacent to Westcoast Transmission Company Limited's pipeline right-of-way.

2.	GATHERING SYSTEM:

(a)	The Gathering System includes:

(i)	wellsite facilities for each well including, facilities for separation, gas cooling, chemical injection, flare system and pneumatic and electric power systems;

(ii)	six (6”) inch Gas Gathering Pipeline System identified as Laterals I, II and III on Exhibit “B-4”;

(iii)	two (2”) inch water gathering system as shown in blue on Exhibit, “B-4”; and

(iv)	road system from the airstrip to Well sites as shown on Exhibit “B-4”.

3.	COMMON FACILITIES:

(a)	General – See Exhibit “B-2”

(i)
Functional Unit No. 1 - Road, Bridge and Barge Landing - 19.94 kilometers of road from the airstrip located in the Yukon Territory to the 152 metre x 152 metre barge landing located at Monument C-33, 60° 01” 31.696” N latitude and 123° 15’ 22.309” W longitude, on the Liard River in the Northwest Territories, including a 94.4 metre long by 5 metre wide three span Bailey Bridge which crosses the La Biche River.

(ii)
Functional Unit No. 2- Permanent Camp: 22 man camp (91 metres long and 91 metres wide) consisting of sleeping, recreation, dining and kitchen facilities with incinerator and 300 kilowatt emergency generator.

(iii)
Functional Unit No. 3 - Airstrip and aircraft terminal: dirt and gravel runway 1,235 metres long and 15 metres wide with temporary runway lighting, parking ramp, 96 metres long and 3 metres wide Atco office/warehouse skid-mounted unit and radio beacon.

(iv)
Functional Unit No. 4 - Fuel storage which includes: 12 diesel storage tanks (400 Bbl), one methanol storage tank (400 Bbl), four gasoline storage tanks (400 Bbl) and four service storage tanks (400 Bbl).

(v)
Functional Unit No. 5- Powerlines: three phase 4,160 volt overhead powerline from gas plant situated at Monument PBH located at 60° 07’ 0.059” N latitude and 123° 15’ 22.309” W longitude, to airstrip parking ramp, permanent camp and to each producing gas well and an underground powerline to a water disposal well.

(vi)
Functional Unit No. 6 - Water disposal well and system: consisting of the Columbia et al, Kotaneelee YT M-17 salt water disposal well situated on Lot 1002, Quad 95 C/1 consisting of 1.286 hectares 60° 06’ 45” N- 124° 3’ 30” W, disposal line from gas plant to disposal well and wellsite disposal facilities.

EXHIBIT “B-4”

TO THE KOTANEELEE PRODUCTION FACILITIES
CONSTRUCTION, OWNERSHIP AND OPERATION AGREEMENT
DETAILED MAP OF THE LOCATION OF PLANT, GATHERING
SYSTEM AND CERTAIN OF THE COMMON FACILITIES
WITHIN GRID AREA 60º 08’ N, 124º 00’ W

EXHIBIT “C”

TO THE KOTANEELEE PRODUCTION FACILITIES
CONSTRUCTION, OWNERSHIP AND OPERATION AGREEMENT

ACCOUNTING PROCEDURE
PRODUCTION FACILITIES OPERATIONS

ARTICLE I
GENERAL

1.01	Definitions:

In this Accounting Procedure the definitions set forth in the Agreement shall apply in addition to the following:

(a)	"Agreement" means the Agreement to which this Accounting Procedure is attached as Exhibit "C";
(b)
"Construction Project" means any construction or installation undertaken for the Production Facilities Account, including subsequent additions to or alterations of the Production Facilities. Multiple projects of a similar nature being constructed under a single program will be consolidated as a single construction project;

(c)	"Controllable Material" means the Material which at the time is so classified in the Controllable Material Price Catalogue as most recently recommended by the Petroleum Accountants Society of Canada;
(d)	"Expenditure Limit" means fifty thousand ($50,000) dollars;
(e)
"First Level Supervisor" shall mean an employee whose primary function is the direct supervision of other employees and any contract labour directly employed in operation and maintenance of the Production Facilities Property;

(f)	"Material" means equipment or supplies acquired for use in the conduct of the Operations, and the categorization for this Procedure is as follows:
(i)	"Condition "A" means that which is new;
(ii)	"Condition "B" means that which has been used but is sui table for its original function without reconditioning;
(iii)
"Condition "C" means that which has been used and would be sui table for its original function after reconditioning, or that which cannot be reconditioned for, but has a limited service in, its original function;

(iv)	"Condition "D" means that which is not suitable for its original function but is usable for another function; and
(v)	"Condition "E" means that which is junk.
(g)
"New Price" means the current price of Condition "A" Material at the nearest reputable supply store where such Material is available or the nearest receiving point to which such Material could be delivered, whichever is closer to the Production Facilities Property. Tubular goods 50.8 millimetres (two (2") inches) in diameter and over shall be priced on a carload basis. Any cash discount that may be allowed by a dealer shall not be deducted in determining the New Price;

(h)	"Non-Operator" means an Owner other than the Operator;
(i)	"Operation” and Maintenance" means all operations other than construction projects conducted under the terms of the Agreement;
(j)	"Parties" means the Owners;
(k)	"Procedure" means this accounting procedure;
(l)	"Production Facilities Property" means all property subject to the Agreement;
(m)	"Settlement Limit" means twenty-five thousand ($25,000.00) Dollars;
(n)	"Second Level Supervisors" shall mean an employee whose primary function is the supervision of First Level Supervisors; and
(o)
"Technical Employee" means any employee having special and specific engineering, geological or other professional skills such as, but not limited to engineers, geologists, geophysicists, technologists and landmen whose primary function is the handling of specific operating conditions and problems for the benefit of Operations."

1.02	Statements and Billings

The Operator shall bill each Non-Operator on or before the last day of each month for its proportionate share of the Production Facilities Account for the preceding month. Such bills will be accompanied by statements which identify the authority for expenditure or lease or facility and all charges and credits summarized by appropriate classifications of investment and expense. Items of Controllable Material and unusual charges and credits shall be identified and described in detail.

1.03	Payment by Non-Operators

Each Non-Operator shall pay all such bills within thirty (30) days after receipt thereof.

1.04	Right to Protest or Question Bills

(a)
Payment of any bill by a Non-Operator shall not prejudice the right of the Non-Operator to protest or question the correctness thereof. Subject to the exception noted in Clause 1.05 of this Procedure, all statements rendered to the Non-Operator by the Operator during any calendar year shall conclusively be presumed to be true and correct after twenty-six (26) months following the end of any such calendar year unless, within the said twenty-six (26) month period the NonOperator takes written exception thereto and makes a claim to the Operator for adjustment. The provisions of this Clause shall not prevent adjustments resulting from physical inventory of Controllable Material as provided for in Article V of this Procedure .

(b)
If within the period referred to in paragraph 1.04(a) hereof, the Non-Operator or Operator establishes that an error in the Production Facilities Account existing in said period also existed previous to the period, the Operator shall adjust the Production Facilities Account retroactively to the inception of the error or to such point in time as agreed upon. Any adjustments made shall be subject to the Non-Operator's right to audit.

1.05	Audit

(a)
Any of the Non-Operators, upon notice in writing to Operator and all other Non-Operators, shall have the right to audit Operator's accounts and records related to the Production Facilities Account for any calendar year within the twenty-four (24) month period next following the end of such calendar year. Where two or more Non-Operators desire to conduct audits, they shall make every reasonable effort to conduct joint or simultaneous audits in a manner which will result in a minimum of inconvenience to the Operator. Provided that approvals are obtained from a Majority Interest of the Non-Operators, the cost of audits shall be shared by all Non-Operators. For purposes of this clause a "Majority Interest" means two or more Non-Operators having interests totalling more than fifty (50%) percent of the remaining interest in the Production Facilities Property after the exclusion of the Operator's interest. Nothing, however, shall prevent a Non-Operator from conducting an audit at its sole cost.

(b)
Operator shall respond in writing to any claims of discrepancies within six (6) months of receipt of such claims. Upon expiration of said six (6) month period, the Operator shall forthwith credit the Production Facilities Account for the full amount of any unanswered claims unless the Operator has obtained the approval of the Operating Committee for a time extension. Unless otherwise provided in the Agreement, claims remaining unresolved after twelve (12) months of the date of initial filing shall be dealt with by the Owners. Claims which are resolved in favour of a Non-Operator shall be credited or paid to such Non-Operator within thirty (30) days from the date of resolution.

(c)
With approval of the Operating Committee, the cost of audits of contract services shall be for the Production Facilities Account. To the extent that the Operator performs and charges the Production Facilities Account for such audits, it is agreed that Operator's auditors' working papers and findings will be available for inspection and inquiry by Non-Operators.

1.06	Records

The Operator shall maintain detailed records of Controllable Material in such a manner as to enable an effective reconciliation of any physical inventory with the Production Facilities Account.

ARTICLE II
CHARGES

2.01                 The Operator shall charge the Production Facilities Account with the cost of the following items:

(a)	Rentals and Other Payments
Rentals and other similar payments required to maintain the interests of the Parties in the Production Facilities Property.
(b)	Labour
(i)	Salaries and wages of the Operator’s field employees directly employed on the site of the Production Facilities Property in the conduct of Operations.
(ii)	Salaries of First Level Supervisors.
(iii)	Salaries and wages of Technical Employees and Second Level Supervisors directly employed on the site of the Production Facilities Property.
(iv)
Salaries and wages of Technical Employees who are either temporarily or permanently assigned to and directly employed off the site of the Production Facilities Property may be charged. Charges for such Technical Employees shall be limited to that portion of the salaries and wages attributable to and actually devoted to the Operations.

(v)	Compensation earned for time off relating to the above wage or salary categories.
(vi)
The Operator’s representatives and engineers working in contractors’ offices and personnel travelling to a supplier’s plant for inspection and expediting of the Material during Initial Production Facilities Construction and Subsequent Production Facilities Construction.

(vii)
With the prior accordance with approval of the Owners in paragraph 2.01(f) of this Procedure, per diem rates for consultants, outside services and the Operator's employees associated with the design, procurement and construction of all Construction Projects including:

A.	the direct Construction comprised of technical personnel;
B.	drafting personnel; and Project staff and purchasing
C.	project specialists engaged on: the site of the Production Facilities Property working in contractors' or suppliers' offices for inspection and expediting Material, equipment, supplies and the like.
(viii)	The Operator's employees receiving familiarization training on site for a period of three (3) months prior to the start-up of the Production Facilities.
(c)	Employee Benefits
Costs under this paragraph shall be charged by a percentage assessment on the amount of salaries and wages chargeable to the Production Facilities Account. The rate shall be based on the Operator's cost. experience.
(i)
Compulsory: Payments made pursuant to assessments imposed by government authority such as Unemployment Insurance, Workers' Compensation, Canada Pension or other payments of a like nature that are applicable to Operator's salaries and wages for the Production Facilities Account.

(ii)
Non-Compulsory: Established plans for employee's group life insurance, hospitalization, company pension, retirement, stock purchase, thrift, bonus and other benefit plans of a like nature, applicable to the Operator's labour chargeable to the Production Facilities Account under paragraph 2.01(b) hereof, shall be at Operator's actual cost not to exceed twenty (20%) percent of such labour cost.

(d)	Travel and Moving
(i)
Costs of personnel transfers and personal expenses for the required staffing of the Production Facilities and subsequent replacements when such replacements are not for the primary benefit of the Operator. Such costs shall include transportation of the employee, spouse and dependents, and their personal and household effects and all other relocation costs in accordance with Operator's normal reimbursement policy.

(ii)	Cost of travelling and personal expenses to and from and within the Production Facilities Property for those employees whose salaries and wages are chargeable to the Production Facilities Account.
(iii)
Cost of travelling and personal expenses to and from locations other than the Production Facilities Property on behalf of Operations for employees whose salaries and wages are chargeable to the Production Facilities Account.

(e)	Automotive
Operating and ownership costs for Operator's owned or leased automotive equipment in Operations, including depreciation and interest on the depreciated investment as provided for in paragraph 2.01(h)(v) of this Procedure. Costs shall be charged on a kilometre, hourly or other equitable basis, based on the Operator's actual cost experience.
(f)	Engineering and Design
For each Construction Project which is approved by the Operating Committee and has engineering and design costs clearly identified separate from other costs, engineering and design work, whether provided by the Operator's employees, consultants or outside services, may be charged either;
(i)	at cost, provided that for the Operator's employees, "costs" shall mean salaries, benefits and travel expenses only; or
(ii)	on a basis other than at cost, provided that such, basis is clearly identified and explained on the cost estimate submitted for approval.
(g)	Materials
Materials purchased or furnished by Operator for use in the Operations as provided under Article IV including transportation costs associated therewith. So far as it is reasonably practicable and consistent with efficient and economical operation, only such Material shall be purchased for or transferred to the Production Facilities Property as may be required for the conduct of approved Operations.

(h)	Services
(i)	The cost of services, equipment and utili ties relative to the Operations, incurred under contracts entered into by the Operator with contractors.
(ii)	The costs of contracted consultants and technical services engaged in the field on the Production Facilities Property.
(iii)
The cost of contracted consultants and technical services not engaged in the field on the Production Facilities Property shall not be charged to the Production Facilities Account unless previously agreed to by the Owners.

(iv)	Chart integration services, whether contracted or performed by the Operator. Operator's charges shall not exceed commercial rates.
(v)
The cost of Operator's owned or leased facilities and equipment at rates, not exceeding those available in the immediate area for available like facilities and equipment, commensurate with the costs of ownership and operation thereof, including depreciation and interest on the depreciated investment. The annual interest rate on investment shall not exceed the prime bank rate of the principal bank in Canada used by the Operator plus a rate of one (1%) percent, determined at the beginning of each calendar year.

Alternatively, Operator may charge for use of its owned or leased facilities and equipment at commercial rates available in the immediate area, less twenty (20%) percent. For automotive equipment refer to paragraph 2.01(e) of this Procedure. When requested to do so, Operator shall inform Non-Operators in advance of the rates to be charged.
(i)	Damages and Losses to Production Facilities
Property Repair or replacement of Production Facilities Property made necessary because of damages or losses incurred by fire, flood, storm, theft, accident or other causes. Operator shall furnish Non-Operators with written notice of damages or losses incurred as soon as practicable after the damage or loss has been discovered.
(j)	Surface Rights and Legal
Services Acquisition or renewal of surface rights and periodic rentals and related legal services for title work. Fees and related expenses associated with other legal services may be charged only with the approval of the Owners.
(k)	Taxes
Taxes paid for the Production Facilities Account.
(l)	Insurance
(a)	Premiums paid for i:nsurance as required by the Agreement to be carried for Operations.
(b)	Any deductible or uninsured loss under any policy of insurance required to be carried by Operator.
(c)	That portion of any claim in excess of limits of insurance coverage required to be carried by Operator.
(d)
"Self-Insurance" premium equivalents for coverages as detailed in the insurance schedule are chargeable to the Production Facilities Account. All "self-insurance" must comply with Federal and Provincial regulations.

(m)	Communications
Communication equipment directly serving the Production Facilities, and outgoing communications incurred by Operator directly from the Production Facilities Property. Rental or ownership and any other related costs of operating transmitter/receiver equipment in vehicles, or production offices directly serving the Production Facilities, either as a direct charge, or when operations in addition to the Production Facilities are served by this equipment, apportioned among all such operations on an equitable basis. Other communication services, and date transmission services not included in paragraph 2.01(o) of this Account Procedure, as agreed upon by the Parties.
(n)	Camp and Housing
Operation and maintenance of all necessary camp and housing facilities for, and boarding of, employees whose salaries and wages are for the Production Facilities Account provided that the charges for Operator's owned or leased facilities shall be commensurate with the costs of ownership, leasing, and operation thereof, including depreciation and interest on depreciated investment, less any revenue therefrom. The annual interest rate on investment shall not exceed the prime bank rate of the principal bank in Canada used by Operator plus one percent (1%) determined at the beginning of each year. When operations in addition to Joint Operations are served by these facilities, the charge for such facilities shall be apportioned among all such operations on an equitable basis.
(o)	Central Production Control
Automated field and central production measurement and/or control facilities owned or leased by Operator, including employee costs for maintenance and operation of the central production control system and related computer facilities serving the Operations, shall be allocated to each operation served on an equitable basis.
(p)	Ecological and Environmental
The cost of environmental and technical studies undertaken whether pursuant to a statutory obligation or otherwise, pertaining to Operations or the Production Facilities Property. Costs of related studies exceeding the single Expenditure Limit not required by law shall be subject to the prior approval of the Owners.
(q)	Warehouse Handling
(i)	If a warehouse is not maintained as part of the Production Facilities, Operator may charge as follows for Material delivered from the Operator's warehouse or rented storage location:
A.	Two and one-half (2.5%) percent of the cost of tubular goods 50. 8 mm in diameter and over, and each other item of Material having a New Price in excess of $5,000, and
B.	Five (5%) percent of the cost of all other Material. For purposes of this Clause, the cost of tubular goods and Material shall be determined pursuant to Clause 4.02 of this Procedure.
(ii)	Five ( 5%) percent of the cost of all other Material.
(r)	Recruitment, Training and Safety

(i)	Cost of recruitment, induction and training for initial staffing or expansion of the Production Facilities may be charged with the approval of the Owners.
(ii)
Direct costs for training employees, on site or in a convenient central location, that are chargeable under sub-paragraphs 2.01(b)(i), (ii) or (iii) hereof, with respect to operational training and safety training, for the primary benefit of the Production Facilities are chargeable to the Production Facilities Account.

(iii)
Charges for safety articles such as, but not limited to, safety clothing, safety boots, safety glasses and safety kits, as required by Government regulations or Operator's corporate policy for Opera tor's employees chargeable under subparagraphs 2.01(b)(i), ( ii) and (iii) of this Procedure.

(iv)	The cost of preparing and implementing emergency procedures and safety manuals required for the direct support of Operations.
(v)	All other training and safety costs, with the approval of the Owners.
(s)	Other Costs
Costs for which provision is not otherwise made within the Agreement or this Procedure, as agreed upon by the Owners.

ARTICLE III
OVERHEAD

3.01                 In this Article III the following additional definitions shall apply:

(a)
"Cost" means the total direct expenditures including startup and acceptance costs and costs of transportation incidental to initial staffing and personnel familiarization on site prior to Production Facilities startup, normal replacements of material, exclusive of expenses of litigation, judgments, settlements of claims, royal ties on production and credits on abnormal retirement or abandonment; and

(b)
"Overhead" means the cost to the Operator of salaries, wages, employee benefits and all other expenses of employees other than those covered by paragraph 2.0l(b) of this Procedure, and the cost of maintaining and operating offices, camps, housing and other facilities that are not Production Facilities Property other than those costs covered by Article II of this Procedure.

3.02                 Notwithstanding that actual Overhead is greater or less, the Operator shall be entitled to charge the Production Facilities Account for Overhead as follows:

(a)	for each Construction Project:
(i)	five (5%) percent of the first $50,000;
(ii)	three (3%) percent of the next $100,000; and
(iii)	one (1%) percent of the remainder; and
(b)	eleven (11%) percent of all expenses relating to the Operation and Maintenance Cost of the Production Facilities Property.

(c)
Notwithstanding Subclause 3.02(b) of this Clause 3.02, Operator shall not charge eleven percent (11%) Overhead on the portion of any third party administrative service charges, related to Operation and Maintenance Cost, that are normally considered to be covered by Operators Overhead. The administrative service charges may include, but not be limited to, cost of third party office staff payroll, third party office supervision and overhead, third party human resource services including hiring, third party purchasing of goods and services as well as third party bank or carrying charges."

Revision 1,
Dated January 1, 2000
Approved under Mail Ballot 00-03

3.03                 Inventory Handling Charges

If a warehouse inventory is not maintained as a part of the Production Facilities Property, the Operator may charge:
(a)	two and one-half (2 1/2%) percent of the cost of tubular goods 50.8 mm and over and each other item of Material having a New Price in excess of five thousand ($5,000.00) dollars; and
(b)	five (5%) percent of the cost of all other Material.
If a warehouse inventory is maintained as a part of the Production Facilities, the Operator may charge the costs of maintaining such warehouses.

3.04                 Other Expenditures
The Operator may, with the approval of the Operating Committee, charge any Cost that is reasonably necessary for the Operations and for which provision is not made. elsewhere in this Procedure.

ARTICLE IV
PRICING OF JOINT MATERIAL PURCHASES,
TRANSFERS AND DISPOSITIONS

4.01	Material Transfers
The Operator shall make proper and timely charges and credits for all material movements affecting the Production Facilities Property. The Operator shall provide all Material for use on the Production Facilities Property, however, at the Operator's option, such Material may be supplied by a Non-Operator. The Operator shall make timely disposition of idle and surplus Material either through sale to the Operator or a Non-Operator, division in kind or sale to outsiders. The Operator may purchase, but shall be under no obligation to purchase, the interest of the Non-Operators in surplus Material. All sales of Condition "A", Condition "B" or Condition "C" Material, the new Price of which is greater than fifteen thousand ($15,000.00) dollars, shall be subject to approval by the Non-Operators. All other disposals of Material shall be at the discretion of the Operator provided that any sales to the Parties or any of them shall be priced in accordance with Clause 4.03.

4.02	Purchases
Material purchased shall be charged at the price paid by the Operator after deduction of all discounts received. Credit for Material returned to the Vendor of same shall be for the Production Facilities Account when adjustment has been received by the Operator.

4.03	Transfers and Dispositions
Material furnished to the Production Facilities Property and Material transferred from the Production Facilities Property or disposed of by the Operator, unless otherwise agreed to by the Operating Committee, shall be priced on the following basis exclusive of cash discounts:
(a)	New Material (Condition "A"):
New Material including tubular goods, shall be priced at the New Price in effect on date of movement;
(b)	Good Used Material (Condition "B"):
(i)	Condition "B" Material moved to the Production Facilities Property at seventy-five (75%) percent of New Price;
(ii)	Condition "B" Material moved from the Production Facilities Property;
(A)	At seventy-five percent (75%) of New Price if Material was originally for the Production Facilities Account as New Material; or
(B)	At sixty-five ( 65%) percent of New Price if Material was originally for the Production Facilities Account as good used Material at seventy-five (75%) percent of New Price; and
(c)	Other Used Material (Conditions "C", "D" and "E"):
(i)	Condition "C" Material shall be priced at fifty (50%) percent of New Price;
(ii)	Condition "D" Material shall be priced at a value commensurate with its use or at prevailing prices; and
(iii)	Condition "E" Material shall be priced at salvage value.

4.04	Premium Prices
Whenever, in the Operator's opinion, Material is not available at reasonable prices, the Operator shall notify the Non-Operators in writing of that fact. Within two (2) days after receipt of such notice, each Non-Operator may notify the Operator in writing that it wishes to deliver the Material to the Operator and the notice shall set forth the price and delivery date. The Operator shall decide if the price and date for delivery of the Material is reasonable in the circumstances and, if so, shall purchase the Material from the Non-Operator. If more than one (1) Non-Operator wishes to supply the Material, the Operator shall decide the quantity of the Material that each Non-Operator may deliver. If the Operator decides the Material is not available from the Non-Operators on reasonable terms, the Operator may acquire the Material and charge the Production Facilities Account with the actual costs and expenses incurred in purchasing, transporting and preparing the Material for use in the Operations.

ARTICLE V
INVENTORIES

5.01	Periodic Inventory
Inventories of the Production Facilities Account Controllable Material shall be taken by the Operator every five (5) years commencing in 1991.

5.02	Notice
Written notice of the Operator's intention to conduct an inventory shall be given to each Non-Operator at least ninety (90) days prior to commencing such inventory, during which time each Non-Operator may elect to be represented.

5.03	Reconciliation of Inventory
A reconciliation of the physical inventory with the Production Facilities Account records shall be made by representatives of the Owners authorized to conduct the physical inventory. The Operator shall submit a list of overages and shortages to all Non-Operators and shall make adjustments to the Production Facilities Account records to reflect the physical inventory.

5.04	Inventory Expense
The expense of conducting inventories shall not be for the Production Facilities Account unless approved by the Operating Committee.

5.05	Special Inventories
The costs of conducting periodic inventories of Controllable Material shall be charged to the Production Facilities Account. Each Non-Operator shall have the right at any time to request in writing the taking of a special inventory of Controllable Material which shall be commenced within ninety (90) days of receipt of the written notice, and each Non-Operator shall be entitled to be represented at the taking of the special inventory. All expenses incurred by the Operator in conducting the special inventory shall be borne by the Non-Operators requesting the special inventory.

EXHIBIT “D”

TO THE KOTANEELEE PRODUCTION FACILITIES
CONSTRUCTION, OWNERSHIP AND OPERATION AGREEMENT

INSURANCE

ARTICLE I
INSURANCE

1.01                 In respect of the Operations for the Production Facilities Account, the Operator shall comply with the requirements of all Unemployment Insurance and Workers' Compensation legislation and shall, prior to the commencement of the Operations, take out with a reputable insurance company or companies, and thereafter maintain for the Production Facilities Account and benefit of the Owners hereto, the insurance hereinafter set forth, and all of the costs thereof shall be charged to the Production Facilities Account. The required insurance shall be as follows:

(a)	Workers' Compensation Insurance covering all employees engaged in the work in accordance with the statutory requirements of the Province or Terri tory having jurisdiction over such employees;
(b)
Employers' Liability Insurance covering each employee engaged in the Operations to the extent of two hundred thousand ($200,000.00) dollars where such employee is not covered by Workers' Compensation. Alternatively, if Workers' Compensation exits, then in such event, the aforementioned Employer's Liability Insurance shall not be required, but the Comprehensive General Liability policy referred to in paragraph hereof shall contain an endorsement providing for contingent Employer's Liability Insurance;

(c)
Automobile, Watercraft and Barging, Snowcraft and Aircraft Liability Insurance covering all motor vehicles, watercraft, snowcraft and aircraft, owned or non-owned, operated and/or licensed by the Operator, with a bodily and property damage limit of one million ($1,000,000.00) dollars, inclusive; and

(d)
Comprehensive General Liability Insurance with a bodily injury, death and property damage limit of one million ($1,000,000.00) dollars, inclusive (ten thousand ($10,000.00) dollars deductible) and, without restricting the generality of the foregoing provisions of this paragraph, such coverage shall include 'Contractual Liability', 'Tortious Liability', 'Contractor's Protective Liability', 'Products and Completed Operations Liability'

1.02                 The Operator shall use its best efforts to require its contractors and subcontractors to comply with applicable Unemployment Insurance and Workers' Compensation legislation and to carry such insurance in such amounts as the Operator deems necessary.

ARTICLE II
OWNERS AND CONTRACTORS COURSE OF CONSTRUCTION INSURANCE

2.01                 The Operator shall carry and place in force, prior to the commencement of any construction, "All Risk" Course of Construction Insurance covering loss or damage to the Plant in the course of construction, including all machinery, materials and supplies on the premises of the Production Facilities or in transit thereto and intended to become part of the finished Production Facilities and while there awaiting erection and during erection, testing and until:
(a)	the Production Facilities are mechanically complete as a whole;
(b)	the Production Facilities are being operated by the Operator; and
(c)	the Plant has processed Natural Gas for a period of not less than thirty (30) days.

2.02                 Such insurance shall include the Owners, contractors, and subcontractors as named insureds in proportion to their Production Facilities Participations.

ARTICLE III
SEPARATE PHYSICAL DAMAGE INSURANCE

3.01                 Each Owner shall be responsible for insuring its own interest in the Production Facilities with respect to physical damage to property, loss of income and any other insurance other than a specifically provided for in this Exhibit. Any insurance policy insuring an Owner's interest in the Production Facilities shall contain a waiver on the part of the insured of all rights, by subrogation or otherwise, against the other Owners. Certificates of insurance and renewals thereof shall be kept on deposit with the Operator at all times during the term thereof.

EXHIBIT “E”

TO THE KOTANEELEE PRODUCTION FACILITIES
CONSTRUCTION, OWNERSHIP AND OPERATION AGREEMENT

GAS SPECIFICATIONS

ARTICLE I
NATURAL GAS AND OUTSIDE GAS

1.01                 The Natural Gas and Outside Gas shall be free from solid matter, dust, gums and gum-forming constituents which might interfere with its merchantability or cause injury to or interference with proper operation of the lines, regulators, meters or other appliances through which it flows.

1.02                 Liquid hydrocarbons separated by the well site dehydration facilities may be injected into the Natural Gas or Outside Gas prior to delivery at the Plant Inlet for Natural Gas provided such liquids do not contain glycol, asphalt or asphaltines.

1.03                 If any Natural Gas or Outside Gas is delivered under the Agreement that does not meet the specifications set out in Clause 1. 01 of this Article, or contains substances prohibited under clause 1. 02, then the Operator may, at its option discontinue the taking of all or any part of Natural Gas or Outside Gas for the duration that such condition continues.

1.04                 If an Owner disputes the Operator's finding with respect to the quality of Natural Gas or Outside Gas pursuant to this Article, then the matter shall be referred to the Operating Committee whose determination shall be conclusive and final.

ARTICLE II
PROCESSED GAS

2.01                 All Processed Gas shall conform to the following specifications at the Delivery Point for Processed Gas:

(a)	shall be at the gauge pressures required by Westcoast Transmission Company Limited up to 8, 070 kilopascals and in no event at a pressure greater than 9, 310 kilopascals;
(b)
shall be commercially free from objectionable odours, solid matter, dust, gums and gum-forming constituents which might interfere with its merchantability or cause injury to or interference with proper operations of the lines, regulators, meters or other appliances through which it flows;

(c)	shall not at any time have an oxygen content in excess of one (1%) percent by volume, and the Operator shall make reasonable efforts to keep the gas free of oxygen;
(d)
shall be free of water and hydrocarbons in liquid form. The gas shall not contain water vapor in excess of sixty-five (65) milligrams per cubic metre, but in no case shall the Operator be required to dehydrate gas to a dewpoint less than minus eighteen degrees (-18ºc) Celsius at the delivery pressure. The gas shall be free of hydrocarbons liquefiable at temperatures in excess of minus ten degrees (-l0°C) Celsius at five thousand five hundred and sixteen (5,516) kilopascals gauge; and

(e)	the temperature of the gas delivered hereunder shall not exceed fifty-four degrees (54°C) Celsius.